EXHIBIT 10.28

LOAN AND SECURITY AGREEMENT

by and between

GEMCAP LENDING I, LLC,

as Lender,

and

REED’S, INC.,

as Borrower

Dated: November 18, 2009

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of November 18, 2009, by and between REED’S, INC., a Delaware corporation, with its principal place of business located at 13000 South Spring Street, Los Angeles, California 90061 (“Borrower”), and GEMCAP LENDING I, LLC, a Delaware limited liability company with offices at 1401 Ocean Avenue, Suite 305, Santa Monica, California 90401. (together with its successors and assigns, the “Lender”).

R E C I T A L S:

WHEREAS, Borrower desires to enter into an accounts receivable-based and inventory-based revolving loan credit facility with Lender; and

WHEREAS, Lender is willing to provide such loans on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined.  The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1           “Account Debtor” or “account debtor” shall have the meaning ascribed to such term in the UCC.

1.2           “Accounts” or “accounts” shall mean “accounts” as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, Governmental Authority or any other entity, all security therefor, and all of Borrower’s rights to receive payments for goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), and all additional amounts due from any Account Debtor, together with all Proceeds and products of any and all of the foregoing.

1.3             “ACH” shall have the meaning set forth in Section 2.2(k) hereof.

1.4             “Advance” shall have the meaning as set forth in Section 2.2(b) hereof.

1.5             “Affiliate” shall mean, with respect to any Person, (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person, whether through the ownership of any class of stock or equity of such person or by contract or otherwise.

1.6             “Agreement” shall mean this Loan and Security Agreement (including all Exhibits annexed hereto and the Borrower’s Disclosure Schedule) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

1.7             “Availability” shall mean the lesser of (i) the Borrowing Base, and (ii) $3,000,000.

1.8             “Balance Sheet” means the Borrower’s balance sheet dated as of September 30, 2009.

1.9             “Borrower” shall have the meaning set forth in the introductory paragraph hereof.

1.10           “Borrower’s Disclosure Schedule” means the disclosure schedule prepared by Borrower that is being delivered to Lender concurrently herewith.

1.11           “Borrowing Base” shall be calculated at any time as the sum of (A) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, and net of all Reserves, by eighty percent (80%), plus (B) the lesser of (1) the product obtained by multiplying the outstanding amount of Eligible Inventory by fifty percent (50%) of the actual manufactured cost or invoiced cost thereof, as applicable, or (2) $1,500,000, net of all Reserves.

1.12           “Borrowing Certificate” shall have the meaning as set forth in Section 2.2(f) hereof.

1.13           “Business” shall mean the manufacture, sale and distribution of non-alcoholic and New Age beverages, candies and ice creams. “New Age” beverages include natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks and water..

1.14           “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of California are authorized or required to close under applicable banking laws.

1.15           “Capital Assets” shall mean, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill).

1.16           “Change of Control” shall have the meaning as set forth in Section 10.1 hereof.

1.17           “Chattel Paper” shall have the meaning ascribed to such term in the UCC.

1.18           “Closing Date”  shall mean the date of this Agreement.

1.19           “Collateral” shall have the meaning as set forth in Section 5.1 hereof.

1.20           “Collection Account” has the meaning set forth in Section 2.2 hereof.

1.21           “Collection Days” shall mean a period equal to the greater of (i) two (2) Business Days after the deposit of Collections into the Collection Account, or (ii) such longer period as may be required by the financial institution with whom the Collection Account is maintained, in either event for which interest may be charged on the aggregate amount of such deposits at the Interest Rate or, if applicable, the Default Interest Rate.

1.22           “Collections” means with respect to any Account, all cash collections on such Account.

1.23           “Commercial Tort Claims” shall have the meaning ascribed to such term in the UCC.

1.24           “Default Interest Rate” shall have the meaning set forth in Section 3.1 hereof.

1.25           “Deposit Accounts” shall have the meaning ascribed to such term in the UCC.

1.26           “Document” or “document” shall have the meaning ascribed to such term in the UCC.

1.27           “Eligible Accounts” are Accounts created by Borrower which satisfy the following criteria:

(1)           such Accounts are created from, or arise in connection with, the sale of Inventory in the ordinary course of Borrower’s Business;

(2)           such Accounts are good and valid Accounts representing undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Borrower, and collectible in accordance with their terms;

(3)           the amounts of the Accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sales or other terms under which payment by the Account Debtors may be conditional or contingent;

(4)           the Account Debtor’s chief executive office or principal place of business is located in the United States;

(5)           such Accounts do not arise from progress billings, retainages or bill and hold sales;

(6)           there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto;

(7)             the Inventory giving rise thereto are not subject to any Liens except for the Liens of Lender;

(8)             such Accounts are free and clear of all Liens except for the Liens of Lender;

(9)            such Accounts are not Accounts with respect to which the Account Debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise;

(10)           such Accounts are not Accounts with respect to which the Account Debtor is the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any state or political subdivision;

(11)           Borrower has delivered to Lender or Lender’s representative such documents as Lender may have requested in connection with such Accounts and Lender shall have received a verification of such Accounts, satisfactory to it, if sent to the Account Debtor or any other obligor or any bailee;

(12)           there are no facts existing or threatened which might result in any material adverse change in the Account Debtor’s financial condition;

(13)           Accounts owed by a single Account Debtor or its Affiliates which are no greater than twenty (20%) of all Eligible Accounts;

(14)           such Accounts are not owed by an Account Debtor with respect to which more than 25% of such Account Debtor’s Accounts have remained unpaid for more than forty (40) days after the invoice date thereof;

(15)           such Accounts have not remained unpaid for more than ninety (90)  days after the invoice date thereof;

(16)           such Accounts continue to be in full conformity with the representations and warranties made by Borrower to Lender with respect thereto;

(17)           Lender is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended;

(18)           such Accounts are not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of an account;

(19)           such Accounts are net of any returns, discounts, claims, credits and allowances;

(20)           Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process;

(21)           such Accounts do not represent interest payments, late or finance charges owing to Borrower; and

(22)           such Accounts are otherwise satisfactory to Lender in its sole discretion.

1.28           “Eligible Inventory” shall mean finished goods and processed Inventory owned by Borrower consisting of beverages, candies and ice creams, and raw materials for the manufacture thereof, based on reports furnished to Lender by Borrower that are acceptable to Lender in its sole discretion, excluding any Inventory having any of the following characteristics:

(1)             In-transit Inventory;

(2)             Inventory that is located at any warehouse or other premises other than Borrower’s premises at 12930 or 13000 South Spring Street, Los Angeles, California 90061, or any other warehouse expressly approved by Lender in writing;

(3)             Inventory as to which Lender has not received a waiver in form and substance acceptable to Lender from the applicable landlord, warehouseman, filler, processor or packer in respect thereof;

(4)             Inventory not subject to a duly perfected first priority security interest in Lender's favor;

(5)             Inventory that is subject to any Lien in favor of any Person other than Lender that is not subordinate to Lender's first priority security interest on terms satisfactory to Lender in its sole discretion;

(6)             Inventory on consignment from any Person, on consignment to any Person or subject to any bailment;

(7)             Inventory that is damaged, defective, tainted, slow-moving or not currently saleable in the normal course of the Borrower's operations, or the amount of such Inventory that has been reduced by shrinkage;

(8)             Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(9)             Inventory manufactured or produced by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

(10)           Inventory not covered by a casualty insurance policy reasonably acceptable to Lender and under which Lender has been named as a loss payee and additional insured;

(11)           Inventory consisting of (i) packaging (except bottle inventory approved by Lender in its sole discretion), (ii) work-in-process, (iii) replacement parts, (iv) cleaning supplies, (v) office supplies, (vi) Inventory held at locations carrying less than an aggregate of $20,000 of Inventory at actual manufactured cost or invoiced cost, as applicable, (vii) raw materials in opened or partial containers, and (viii) any raw materials or finished goods which are past or near the expiration date thereof;

(12)           Inventory with any contra relationships, setoffs, counterclaims or disputes existing with respect thereto;

(13)           Inventory located at any warehouse or other storage facility as to which amounts payable by Borrower to such warehouse or storage facility are past due; and

(14)           Inventory otherwise deemed ineligible by Lender in its sole discretion.

1.29           “Environment” means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.30           “Environmental Law” or “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.31           “Environmental Liabilities and Costs” shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.32           “Environmental Lien” shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

1.33           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.34           “Equipment” shall mean “equipment”, as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and shall include, without limitation, the machinery and equipment set forth on Exhibit 1.34 annexed hereto, and all other equipment, machinery, furniture, Fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower’s interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

1.35           “Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, membership interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the 1934 Act).

1.36           “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 11 of this Agreement.

1.37           “Financial Statements” shall have the meaning as set forth in Section 8.9 hereof.

1.38           “Financing Statements” shall mean the Uniform Commercial Code UCC-1 Financing Statements to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof pursuant to which Lender shall perfect its security interest in the Collateral.

1.39           “Fiscal Year” shall mean that twelve (12) month period commencing on  January 1 and ending on December 31.

1.40           “Fixtures” shall have the meaning ascribed to such term in the UCC.

1.41           “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis.  All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.42           “General Intangibles” shall have the meaning ascribed to such term in the UCC.

1.43           “Goods” shall have the meaning ascribed to such term in the UCC.

1.44           “Governmental Authority” or “Governmental Authorities” shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.45           “Guarantor” shall mean Christopher Reed.

1.46           “Indebtedness” shall mean, with respect to any Person, all of the obligations of such Person which, in accordance with GAAP, should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, with respect to Borrower, in any event and whether or not so classified:

(a)           all debt and similar monetary obligations of Borrower, whether direct or indirect;

(b)           all obligations of Borrower arising or incurred under or in respect of any guaranties (whether direct or indirect) by Borrower of the indebtedness, obligations or liabilities of any other Person; and

(c)           all obligations of Borrower arising or incurred under or in respect of any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

1.47           “Intellectual Property” shall mean all of the following intellectual property used in the conduct of the business of Borrower: (a) inventions, processes, techniques, discoveries, developments and related improvements, whether or not patentable; (b) United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, extensions and any provisional applications, of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing; (c) United States registered or pending trademarks, trade dress, service marks, service names, trade names, brand names, logos, domain names, or business symbols and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith; (d) work specifications, software (including object and source code listing) and artwork; (e) technical, scientific and other know-how and information, trade secrets, methods, processes, practices, formulas, designs, assembly procedures, specifications owned or used by Borrower; (f) copyrights; (g) work for hire; (h) customer and mailing lists; and (i) any and all rights of the Seller to the name “Reed’s” or any derivation thereof, and Borrower’s entire customer list and database and all assets used or useful by Borrower in the conduct of its business over the internet or in any electronic medium, including any websites or domain names owned by Borrower.

1.48           [RESERVED]

1.49           “Interest Rate” shall have the meaning set forth in Section 3.1 hereof.

1.50           “Instruments” shall have the meaning ascribed to such term in the UCC

1.51           “Inventory” shall mean “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and, in any event, shall include, without limitation, all raw materials, work-in-process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower therein and thereto.

1.52           “Investment Property” shall have the meaning ascribed to such term in the UCC.

1.53           “Landlord Waiver(s)” shall mean the Landlord Waiver(s) executed by 525 South Douglas Street, LLC (“Landlord”) in the form of Exhibit 1.53 annexed hereto.

1.54           “Lender” shall have the meaning set forth in the introductory paragraph hereof.

1.55           “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, including rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance.

1.56           “Lien” or “lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other, including, without limitation, liens imposed by any Governmental Authority), charge or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.57           “Loan Documents” shall mean this Agreement and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, certificates and instruments executed and/or delivered by Borrower or any other Person to Lender pursuant to and in connection with the Loan and this Agreement, including, without limitation, the Revolving Loan Note, the Validity Guaranty, the Landlord Waiver(s), the Patent and Trademark Security Agreement, the Warehouse Agreements and all other documents entered into by the parties in connection with the transactions contemplated hereby.

1.58            “Material Adverse Effect” means a material adverse effect on (a) the Business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral or the rights of Lender therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents, or (f) the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith. All determinations of materiality shall be made by the Lender in its reasonable judgment.

1.59           “Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.60           “Maturity Date” shall mean November 18, 2011, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof.

1.61           “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.62           “Note” shall mean the Revolving Loan Note.

1.63           “Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender pursuant to the Loan Documents, including, without limitation, principal, interest, repurchase obligations, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.64           “Overadvance” shall have the meaning as set forth in Section 2.2(d) hereof.

1.65           “Patent and Trademark Security Agreement” shall mean the Patent and Trademark Security Agreement in the form of Exhibit 1.65 annexed hereto.

1.66           “Payment Intangibles” shall have the meaning ascribed to such term in the UCC.

1.67           “Permitted Encumbrances” shall mean the following:  (a) Liens granted to Lender or its Affiliates; (b) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); provided, that, (i) no such purchase money security interest or other Lien (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof, (ii) such mortgage, Lien or security interest secures only the cost or obligation to pay the purchase price of such specific Capital Assets only (or the obligations under the capitalized or finance lease), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the lesser of the cost or the fair market value (at the time of the acquisition of the Capital Assets) of the Capital Assets so acquired, and (iv) such purchase money security interest is permitted under Section 10.5 hereof; (c) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (e) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, and which have no effect on the priority of Liens in favor of Lender or the value of the assets in which Lender has a Lien; and (f) such other Liens as are set forth on Exhibit  1.67 annexed hereto and made a part hereof.

1.68           “Person” or “person” shall mean, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.69           “Proceeds” shall have the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance policies (including, without limitation, life insurance, casualty insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.70           “Promissory Note” shall have the meaning ascribed to such term in the UCC.

1.71           [RESERVED]

1.72           “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.73           “Reserves” shall mean, as of any date of determination, such amounts as Lender  may from time to time establish and revise in good faith reducing the amount of the Availability (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, Business or prospects of Borrower, (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (iv) Borrower’s ability to perform its Obligations under the Loan Documents; or (b) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.74           “Responsible Officer” shall mean the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of Borrower.

1.75           “Revolving Loan Commitment” shall mean the difference between (i) Availability and (ii) the sum of the Reserves plus matured and unpaid Obligations.

1.76           “Revolving Loan Note” shall have the meaning as set forth in Section 2.2(b) hereof.

1.77           “Revolving Loan Prepayment Fee” shall have the meaning set forth in Section 4.2 hereof.

1.78           “Revolving Loans” shall have the meaning as set forth in Section 2.2(a) hereof.

1.79           “SEC” shall mean the United States Securities and Exchange Commission.

1.80           “SEC Reports” shall mean the Borrower’s periodic and other reports filed by the Borrower with the SEC pursuant to the 1934 Act, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

1.81           “Securities” shall have the meaning ascribed to such term in the UCC.

1.82           “Software” shall have the meaning ascribed to such term in the UCC.

1.83           “Subsidiary” shall mean, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding Equity Interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.84            “Tangible Chattel Paper” shall have the meaning ascribed to such term in the UCC.

1.85           “Term” shall have the meaning set forth in Section 4.1.

1.86           “UCC” shall mean the Uniform Commercial Code as presently enacted in California (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.87           “Validity Guaranty”shall mean that certain guaranty made by Guarantor in favor of Lender, in the form of Exhibit 1.87 annexed hereto.

1.88           “Warehouse Agreements” shall mean the agreements, of even date herewith, among Lender, Borrower and each of United States Cold Storage, Valley Distributing & Storage, Advanced Packaging & Distribution Specialists, La Grou, Castle & Cooke Cold Storage, Gress Refrigerated Services and United Warehouses, in the form of Exhibit 1.88 annexed hereto.

1.89           Rules of Interpretation and Construction. In this Agreement unless the context otherwise requires:

(a)           All terms used herein which are defined in the UCC  shall have the meanings given therein unless otherwise defined in this Agreement;

(b)           Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c)           Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d)           Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations, limited liability companies or other legal entities, including public or governmental bodies, as well as natural persons;

(e)           Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

(f)           Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g)           If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h)           The terms “herein”, “hereunder”, “hereby”, “hereto”, and any similar terms as used in this Agreement refer to this Agreement; the term “heretofore” means before the date of execution of this Agreement; and the term “hereafter” shall mean after the date of execution of this Agreement;

(i)            If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j)            Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

(k)           An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement; and

(l)           The word “and” when used from time to time herein shall mean “or” or “and/or” if such meaning is expansive of the rights or interests of Lender in the given context.

SECTION 2.  LOANS

2.1           [RESERVED]

2.2           Revolving Loans.

(a)           Lender may, subject to the terms and conditions contained herein and the satisfaction of the closing and funding conditions set forth herein, make revolving loans to Borrower (“Revolving Loans”) prior to the Maturity Date in amounts requested by Borrower from time to time, but not more than 15 times each month, provided that the requested Revolving Loan would not cause the outstanding Revolving Loans to exceed the Revolving Loan Commitment existing immediately prior to the making of the requested Revolving Loan.  Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow Revolving Loans, as set forth in this Agreement.

(b)           Revolving Loans may be drawn in tranches of not less than Five Thousand Dollars ($5,000) (each drawing, an “Advance” and collectively, the “Advances”). The obligation of Borrower to repay the Revolving Loans shall be evidenced by a note (the “Revolving Loan Note”) in the form of Exhibit 2.2(b) hereto and dated the date hereof.

(c)           Subject to mandatory payment of Revolving Loans as set forth in Section 2.2(d) below,  the principal amount of the Revolving Loans shall be payable on the Maturity Date.

(d)           Notwithstanding any provision herein to the contrary, Borrower shall repay the Revolving Loans immediately at any time and from time to time in an amount by which the outstanding balance of the Revolving Loans exceeds the Revolving Loan Commitment, as determined by Lender (an “Overadvance”).

(e)           Borrower may prepay the entire unpaid principal sum of the Revolving Loans without premium or penalty, except as set forth in Section 4.2 hereof.

(f)           Whenever Borrower desires an Advance, Borrower will notify Lender by delivery of a borrowing certificate certified by a Responsible Officer (“Borrowing Certificate”) no later than one (1) Business Day prior to the date of the proposed Advance, setting forth in reasonable detail, as of the date set forth on the Borrowing Certificate, (i) a schedule of all Accounts; (ii) a schedule of Eligible Accounts and the calculation of the Advance requested in connection therewith, (iii) a schedule of all Inventory, and (iv) a schedule of Eligible Inventory setting forth the calculation of Eligible Inventory on which such Advance is based and the calculation of the Advance requested in connection therewith, which Borrowing Certificate shall in all respects be subject to Lender’s review and approval. In addition, Borrower shall furnish Lender with a Borrowing Certificate weekly on each Tuesday during the Term setting forth such information, irrespective of whether Borrower has then requested an Advance. Lender shall be entitled to rely on any facsimile or electronic transmission of a Borrowing Certificate given by a person who Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. The funding of each Advance shall be made in accordance with the applicable Borrowing Certificate as approved by Lender.

(g)           Remittances from Account Debtors and all other proceeds of Accounts and other Collateral shall be directed to Lender and deposited in an account at a financial institution selected by Lender (the “Collection Account”).  Borrower shall cause all Collections with respect to all Accounts to be sent directly to Lender’s address set forth in this Agreement or in accordance with wire instructions as provided by Lender pursuant to a written instruction approved by Lender and delivered to all Account Debtors, which instruction may not be modified or terminated without Lender’s prior written consent in each case. Once instituted, such payment system shall remain in effect unless Lender directs otherwise.  Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is caused by the gross negligence or the willful misconduct of Lender.  In connection therewith, Borrower shall execute such lockbox and/or bank account agreements as Lender shall specify from time to time.  Any collections or other Collateral proceeds received by Borrower from any source whatsoever shall be held in trust for the benefit of Lender and immediately remitted to Lender in kind.

(h)           In the event that Borrower receives any Collections that should have been sent to the Collection Account, Borrower shall, promptly upon receipt and in any event within one Business Day of receipt, forward such Collections directly to Lender, in the form received, and promptly notify Lender of such event.  Until so forwarded, such Collections shall be held in trust for the benefit of Lender.

(i)           Subject to charges for Collections Days, all amounts deposited into the Collection Account will, for the purposes of calculating the Borrowing Base and interest, be credited to the aggregate outstanding amount of the Revolving Loans on the date of deposit in the Collection Account.  No checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such instruments have actually been collected.

(j)           All payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement or any other Loan Document that have not been paid to Lender on the due dates thereof, and any chargeback on an Eligible Account against which an Advance was made, shall be added to the principal amount of the Revolving Loans, and shall bear interest at the Default Interest Rate.

(k)           Application of Collections and Proceeds of Collateral:

1.           So long as no Event of Default shall have occurred and remain outstanding, Lender agrees to apply all Collections as follows: first, to Overadvances; second, to all fees, costs and expenses; third, to accrued and unpaid interest; fourth, to matured and unpaid Obligations; and fifth, the principal amount of the Revolving Loans.

2.           If an Event of Default shall have occurred and be continuing, Lender may apply Collections, any other proceeds of Collateral and all other payments received by Lender to the payment of the Obligations in such manner and in such order as Lender may elect in its sole discretion.

3.           In addition to the foregoing application of Collections, in order to satisfy Borrower’s payment of amounts due under the Revolving Loans and all fees, expenses and charges with respect thereto that are due and payable under this Agreement or any other Loan Document, Borrower hereby irrevocably authorizes the Lender to initiate manual and automatic electronic (debit and credit) entries through the Automated Clearing House or other appropriate electronic payment system (“ACH”) to all deposit accounts maintained by Borrower, wherever located. At the request of the Lender, Borrower shall complete, execute and deliver to the institution set forth below (with a copy to the Lender) any ACH agreement, voided check, information and/or direction letter reasonably necessary to so instruct Borrower’s depository institution.  Borrower (i) shall maintain in all respects this ACH arrangement; (ii) shall not change depository institutions without Lender’s prior written consent, and if consent is received, shall immediately execute similar ACH instruction(s), and (iii) waive any and all claims for loss or damage arising out of debits or credits to/from the depository institution, whether made properly or in error.  Borrower has communicated and instructed the institutions set forth below:

Bank Name:	City National Bank
Address:	3424 Carson Street,
Torrance, CA 90503
ABA #:	122016066
Account #:	017236482
Phone:	310-264-2919
Fax:	310-264-2906
Reference:	Reed’s
Contact Person:	Jackie Saidian

2.3           Maximum Credit.  The aggregate principal amount of the Revolving Loans shall not exceed $3,000,000.

2.4           Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Availability shall be subject to Lender's continuing right, in its sole discretion in good faith, from time to time, to withhold a Reserve from Availability.

2.5           Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans solely for (i) payment in full of any existing senior debt secured by the Collateral; or (ii) ordinary course working capital purposes in its Business, including without limitation, the payment of any fees hereunder.

2.6           Repayment. Borrower shall repay the Revolving Loans and other Obligations in accordance with the Revolving Loan Note and this Agreement

SECTION 3.  INTEREST, FEES AND CHARGES

3.1           Interest.

(a)             Interest on the unpaid principal balance of Revolving Loans, including interest charges for Collection Days,  shall be computed on the basis of the actual number of days elapsed and a year of 360 days and shall accrue at the rate of Eighteen Percent (18%) per annum (the “Interest Rate”). All accrued interest on the Revolving Loans, including interest charges for Collection Days, shall be due and payable in arrears monthly on the first Business Day of each month.

(b)             Following and during the continuation of an Event of Default, interest on the unpaid principal balance of the Revolving Loans shall accrue at a rate equal to Twenty-Four Percent (24%) per annum (the “Default Interest Rate”).

3.2           Fees. Borrower shall pay Lender, or Lender’s designee, the fees set forth in Exhibit 3.2. Such fees, other than the audit fees referenced therein, shall be deemed fully earned on the date hereof, shall be paid from Loan proceeds, and not be subject to rebate or proration for any reason.

3.3           Fees and Expenses. Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, defense and enforcement of the Loan Documents, Lender's rights in the Collateral, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all costs and expenses of filing or recording (including UCC Financing Statement and mortgage filing fees); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges; (c) all fees relating to the collection and wire transfer of loan proceeds, including lockbox charges, and other funds and fees for returned checks; and (d) all costs, fees and disbursements of counsel to Lender. If any fees, costs or charges payable to Lender hereunder are not paid when due, such amounts shall be added to the principal amount of the Revolving Loans and accrue interest at the Default Interest Rate until paid.

3.4           Savings Clause. It is intended that the Interest Rate and the Default Interest Rate shall never exceed the maximum rate, if any, which may be legally charged in the State of California for loans made to corporations (the “Maximum Rate”).  If the provisions for interest contained in the Revolving Loan Note would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to the Borrower.

SECTION 4.  TERM.

4.1           Term. This Agreement shall continue until all Obligations shall have been indefeasibly paid in full (the “Term”).

4.2           Early Termination; Loan Prepayment Fees.

(a)           Lender shall have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(b)           Except as set forth in Sections 4.2(c) hereof, the Revolving Loans shall be prepayable by Borrower without premium or penalty.

(c)           Borrower may prepay the entire unpaid principal sum of the Revolving Loans without premium or penalty, provided, however, that, (i) such prepayment is no less than the amount of the remaining outstanding principal sum of all outstanding Revolving Loans, (ii) as part of such prepayment, Borrower shall pay Lender all other amounts due to Lender pursuant to the Revolving Loan Note, this Agreement and other Loan Documents, and  (iii) in addition, in the event Borrower makes such prepayment during the first nine (9) months of the Term, then Borrower shall pay to Lender an amount equal to $60,000 (representing two percent (2%) of the maximum Revolving Loan Commitment of $3,000,000) (the “Revolving Loan Prepayment Fee”).  The Revolving Loan Prepayment Fee is intended to compensate Lender for committing and deploying funds for Borrower’s Revolving Loans pursuant to the Agreement and for Lender’s loss of investment of such funds in connection with such early termination, and is not intended as a penalty.

(d)           The Revolving Loan Prepayment Fee also shall be due and payable by Borrower to Lender if Lender accelerates the payment of the Obligations during the first nine (9) months of the Term due to the occurrence of an Event of Default.

SECTION 5.  COLLATERAL.

5.1           Security Interests in Borrower’s Assets. As collateral security for the payment and performance of the Obligations, Borrower hereby grants and conveys to Lender a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property and assets of Borrower and the Proceeds and products thereof (which property, assets and Proceeds, together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the “Collateral”), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender, and including the following:

(a)	Accounts;

(b)	Chattel Paper;

(c)	Commercial Tort Claims;

(d)	Deposit Accounts;

(e)	Documents;

(f)	Electronic Chattel Paper;

(g)	Equipment;

(h)	Fixtures;

(i)	General Intangibles;

(j)	Goods;

(k)	Instruments;

(l)	Inventory;

(m)	Investment Property;

(n)	Letter-of-Credit Rights;

(o)	Payment Intangibles;

(p)	Promissory Notes;

(q)	Software;

(r)	Tangible Chattel Paper;

(s)	Securities (whether certificated or uncertificated);

(t)	Warehouse receipts;

(u)           Cash monies;

(v)           Tax and duty refunds;

(w)           Intellectual Property;

(x)           All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person);

(y)           All of Borrower’s real property as well as any and all fixtures and improvements thereto, and any and all interests therein, wherever located; and

(z)           Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

5.2           Financing Statements. Borrower hereby authorizes Lender to file Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel, and hereby ratifies any actions taken by Lender prior to the date hereof to file such Financing Statements.  Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Lender such instruments and/or documentation evidencing items of Collateral, as may be requested by Lender to better secure or perfect Lender's security interest in the Collateral or any Lien with respect thereto. Borrower acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing Statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender.

5.3           License Grant. Borrower hereby grants to Lender an irrevocable, non-exclusive, worldwide license without payment of royalty or other compensation to Borrower, upon the occurrence and during the continuance of an Event of Default, to use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under, any Intellectual Property now or hereafter owned by or licensed to Borrower, and wherever the same may be located, including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of said trademarks and service marks.  The foregoing license will terminate on the indefeasible payment in full of all Obligations; provided, however, that any license, sublicense, or other rights granted by Lender pursuant to such license during its term shall remain in effect in accordance with its terms.

5.4           Representations, Warranties and Covenants Concerning the Collateral. Borrower represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as follows:

(a)           All of the Collateral (i) is owned by it free and clear of all Liens  (including any claim of infringement) except those in Lender’s favor and Permitted Encumbrances and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b)           It shall not encumber, mortgage, pledge, assign or grant any Lien upon any Collateral or any other assets to anyone other than the Lender and except for Permitted Encumbrances.

(c)           The Liens granted pursuant to this Agreement, upon the filing of Financing Statements in respect of Borrower in favor of the Lender in the applicable filing office of the state of organization of Borrower, the recording of the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral which is created under such laws, constitute valid perfected first priority security interests in all of the Collateral in favor of the Lender, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof.

(d)           No security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.

(e)           It shall not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business and (ii) the disposition or transfer in the ordinary course of business of Equipment only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Lender’s security interest or are used to repay the Obligations.

(f)           It shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Lender, (ii) the prompt (but in no event later than three (3) Business Days following the Lender’s request therefor) delivery to the Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification to third parties of the Lender’s interest in Collateral at the Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Lender’s interests in the Collateral.

(g)           It shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify the Lender of any Commercial Tort Claim acquired by it and, unless otherwise consented to by the Lender, it shall enter into a supplement to this Agreement granting to the Lender a Lien in such Commercial Tort Claim for the benefit of Lender.

(h)           It shall perform in a reasonable time all other steps requested by the Lender to create and maintain in the Lender’s favor a valid perfected first Lien in all Collateral subject only to Permitted Encumbrances.

(i)             [RESERVED]

(j)            All Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the applicable Borrower.  It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to the Lender in writing.

(k)           It shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  It shall not permit any such items to become a fixture to real estate or accessions to other personal property.

(l)            It shall maintain and keep all of its books and records concerning the Collateral at its executive offices listed in Section 5.4(n) of the Borrower’s Disclosure Schedule.

(m)           Section 5.4(m) of the Borrower’s Disclosure Schedule lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Section 5.4(m) of the Borrower’s Disclosure Schedule) without providing Lender with written notification thereof and providing similar information related thereto.

(n)           On the date hereof, its exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office and all other offices or locations out of which it conducts business or operations, are specified on Section 5.4(n) of the Borrower’s Disclosure Schedule.  It has furnished to the Lender a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is within thirty (30) days of the date hereof.  It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Section 5.4(n) of the Borrower’s Disclosure Schedule, the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed.  Except as specified on Section 5.4(n) of the Borrower’s Disclosure Schedule, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the last five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(o)           It will not, except upon thirty (30) days’ prior written notice to the Lender and delivery to the Lender of all additional financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein:  (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 5.4(n) of the Borrower’s Disclosure Schedule; or (ii) change its name, identity or organizational structure.

(p)           None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower’s doing of the same.

SECTION 6.  CONDITIONS TO INITIAL LOANS.

The obligation of Lender to make the initial Revolving Loans shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1           Loan Documents. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect as of the date hereof.

6.2           Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement and in other Loan Documents shall be true and correct in all material respects as of the date hereof, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof.

6.3           Certified Copies of Corporate Documents. Lender shall have received from Borrower, certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of (a) the certificate of incorporation or such other formation documents of Borrower in effect on such date of certification, and (b) the by-laws of Borrower in effect on such date.

6.4           Proof of Corporate Action. Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate action taken by Borrower to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

6.5           Legal Opinion. Lender shall have received a written legal opinion, addressed to Lender, dated the date hereof, from counsel for Borrower.  Such legal opinion shall be acceptable to Lender and its counsel.

6.6           Collateral. Lender shall have obtained a first, perfected security interest in the Collateral of Borrower, subject only to the Permitted Encumbrances.

6.7           Insurance. Lender shall have received evidence of insurance, additional insured and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as additional insured and loss payee.

6.8           Validity of Collateral Representation. Lender shall have received a statement by the appropriate officers of the Borrower which shall represent and certify the validity of the Collateral.

6.9           ACH Agreement. Lender shall have received from Borrower an agreement executed by Borrower which irrevocably authorizes Lender to initiate manual and automatic electronic (debit and credit) entries through the Automated Clearing House or other appropriate electronic payment system to all deposit accounts maintained by Borrower, wherever located.

6.10         IRS Form 4506. Lender shall have received from Borrower an executed Form 4506 to be submitted to the Internal Revenue Service which shall grant Lender access to Borrower’s tax returns.

6.11         IRS Form W-9. Lender shall have received from Borrower an executed Form W-9 to be submitted to the Internal Revenue Service which shall allow Lender to verify Borrower’s tax identification number(s).

6.12         Pay Proceeds Letter. Borrower shall have delivered to Lender a pay proceeds letter with respect to the disbursement of the proceeds of the initial Revolving Loans in form and substance satisfactory to Lender, which letter shall provide for, among other things, the payment or reimbursement of all costs and expenses incurred by Lender in connection with this Agreement and the other Loan Documents.

SECTION 7.  CONDITIONS TO MAKING ALL LOANS.

The obligations of Lender to make all Revolving Loans hereunder shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

7.1           Applications and Compliance. The application for such Revolving Loans shall have been made by Borrower to Lender in accordance with the applicable provisions of this Agreement and in compliance with all provisions of this Agreement.

7.2           Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall have been true and correct in all material respects when made (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of each Revolving Loan by Lender hereunder and shall be true and correct in all respects on and as of each such date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely  to a date prior to the date of each Revolving Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.

7.3           Performance, etc. Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement and in any other Loan Documents on the date of each Revolving Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing in form and substance satisfactory to Lender.  No event shall have occurred on or prior to the date of each Revolving Loan by Lender hereunder and be continuing on the date of each Revolving Loan by Lender hereunder, and no condition shall exist on the date of each Revolving Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any other Loan Document, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.

SECTION 8.  REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Revolving Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

8.1           Corporate Existence:  Good Standing.

(a)           Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, and (iii) has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged.

(b)           Borrower has corporate power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of such documents.

8.2           No Violation, etc. The execution and delivery by Borrower of the Loan Documents to which Borrower is a party, the performance by Borrower of all of its agreements and obligations under each of such documents, and the incurring by Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of Borrower and, if required, its shareholders, and do not and will not (a) contravene any provision of Borrower’s charter, bylaws or other governing documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the property of Borrower under, any agreement, mortgage or other instrument to which Borrower is or may become a party, (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) other than waivers required from Borrower’s landlords, require any waivers, consents or approvals by any of third party, including any creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

8.3           Binding Effect of Documents, etc. Borrower has duly executed and delivered each of the Loan Documents to which Borrower is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of Borrower as contained in each of the Loan Documents constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

8.4           No Events of Default.

(a)           No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b)           Borrower is not in default under any material contract, agreement or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound.

(c)           Borrower’s execution, delivery and performance of and compliance with this Agreement and the other Loan Documents  will not, with or without the passage of time or giving of notice, result in any material violation of law, or be in conflict with or constitute a default under any term or provision, or result in the creation of any Lien upon any of Borrower’s  properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal, of any permit, license, authorization or approval applicable to Borrower, or any of its businesses or operations or any of its assets or properties.

8.5           No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

8.6           No Proceedings. There are no actions, suits, or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.

8.7           No Violations of Laws. Borrower has conducted, and is conducting, its business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations.  Neither Borrower nor any officer, director or shareholder of Borrower is charged with, or so far as is known by Borrower, is under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect.

8.8           Use of Proceeds of the Loan. Proceeds from the Revolving Loan shall be used only for those purposes set forth in this Agreement.  No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation.  In particular, without limitation of the foregoing, no part of the proceeds from the Revolving Loans are intended to be used to acquire any publicly-held stock of any kind.

8.9             Financial Statements; Indebtedness.

(a)           The audited and unaudited financial statements contained in the SEC Reports (collectively, the “Financial Statements”) (x) fairly present as of the respective dates thereof the financial position of the Borrower and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) except for the fact that the unaudited financial statements omit notes to such statements and year-end adjustments thereto, have been prepared in accordance with GAAP in conformity with the rules and regulations of the SEC.

(b)           Except as shown on the most recent Financial Statements, (i) Borrower has  no other Indebtedness as of the date hereof which would adversely affect the financial condition of Borrower or the Collateral, and (ii) Borrower has no liabilities, contingent or otherwise, except those which, individually or in the aggregate, are not material to the financial condition or operating  results of Borrower.

8.10           Changes in Financial Condition. Since September 30, 2009, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Borrower.  Since September 30, 2009, Borrower has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate or (v) engaged in any other transaction outside of the ordinary course of business.

8.11           Equipment. Borrower shall keep its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

8.12           Taxes and Assessments.

(a)           Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due.  Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

(b)           Borrower shall make all payments to be made by it hereunder without any Tax Deduction (as defined below), unless a Tax Deduction is required by law. If Borrower is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it shall promptly notify Lender.  If a Tax Deduction is required by law to be made by Borrower, the amount of the payment due from Borrower shall be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If Borrower is required to make a Tax Deduction, Borrower shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law. Within thirty (30) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower shall deliver to Lender evidence satisfactory to Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c)           “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

8.13           ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

8.14           Environmental Matters.

(a)           To the best of its knowledge, Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all Environmental Laws.

(b)           To the best of its knowledge, Borrower has been issued all required federal, state and local licenses, certificates or permits relating to the operation of its business; and each Borrower and its facilities, business, assets, property and equipment are in compliance in all material respects with all Environmental Laws.

8.15           United States Anti-Terrorism Laws; Holding Company Status.

(a)           In this Section 8.15:

“Anti-Terrorism Law” means each of:  (i) Executive Order No. 13224 of September 23, 2001  Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b)           Borrower is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920; (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

(c)           To the best of Borrower’s knowledge, Borrower (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

(d)           Borrower has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

8.16           Customers and Vendors. There are no disputes with any customers, suppliers, manufacturers, vendors and independent contractors of Borrower in excess of $15,000 in the aggregate with any such party.

8.17           Representations, Warranties and Covenants Concerning the Collateral. The representations and warranties of Borrower set forth in Section 5.4 hereof are incorporated in this Section 8.17 by reference.

8.18           Books and Records. Borrower maintains its chief executive office and its books and records related to its Accounts, Inventory and all other Collateral at its address set forth in Section 5.4(n) of Borrower’s Disclosure Schedule.

8.19            SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

8.20           Internal Accounting Controls.  Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  The result of management’s evaluation of internal controls are described in Borrower’s SEC Reports under “Controls and Procedures”.

8.21           Changes. Since the date of the Balance Sheet, except as disclosed in Section 8.21 of Borrower’s Disclosure Schedule, with respect to Borrower, there has not been:

(a)           any change in its business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(b)           any resignation or termination of any of its officers, key employees or groups of employees;

(c)           any material change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)           any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)           any waiver by it of a valuable right or of a material debt owed to it;

(f)           any direct or indirect material loans made by it to any of its stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(g)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h)           any declaration or payment of any dividend or other distribution of its assets;

(i)           any labor organization activity related to it;

(j)           any debt, obligation or liability incurred, assumed or guaranteed by it, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)           any sale, assignment, transfer, abandonment or other disposition of any Collateral other than Inventory in the ordinary course of business;

(l)           any change in any material agreement to which it is a party or by which it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)           any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)           any arrangement or commitment by it to do any of the acts described in subsection (a) through (m) of this Section 8.21.

8.22           Intellectual Property.

(a)           Except for Permitted Encumbrances, (1) Borrower holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and Borrower holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by Borrower does not, to the knowledge of Borrower, violate or infringe on the rights of any other Person; (3) Borrower has  not received any notice of any conflict between the asserted rights of others and Borrower with respect to any Intellectual Property; (4) Borrower has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) Borrower is in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) Borrower is not, and since January 1, 2009 has not been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by Borrower of any Intellectual Property nor has Borrower been notified of any alleged claim of infringement or misappropriation by Borrower of any Intellectual Property; (7) to the knowledge of Borrower, none of the products or services Borrower is researching, developing, proposes to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by Borrower, to the knowledge of Borrower, infringes the trademark or service mark rights of any third party; and (9) to Borrower’s knowledge, none of the material processes and formulae, research and development results and other know-how relating to Borrower's business, the value of which to Borrower is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(b)           Section 8.22 of Borrower’s Disclosure Schedule sets forth a true and complete list of (i) all registrations and applications for Intellectual Property owned by Borrower filed or issued by any Intellectual Property registry, (ii) all Intellectual Property licenses which are either material to the business of Borrower or relate to any material portion of Borrower’s Inventory, including licenses for standard software having a replacement value of more than $10,000 and (iii) all domain names owned by or registered in the name of Borrower.  None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to Borrower.  Borrower shall update this list throughout the Term immediately upon the filing or issuance of any registrations or applications for Intellectual Property owned by Borrower, the licensing by Borrower of any third party Intellectual Property material to Borrower’s business or the acquisition or registration by Borrower of any domain names, in each case made after the effective date of this Agreement.

8.23           Employees. Borrower has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to Borrower’s knowledge, threatened with respect to Borrower.  Borrower is not a party to or bound by any currently effective deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To Borrower’s knowledge, no employee of Borrower, nor any consultant with whom Borrower has contracted, is in violation of any material term of any employment contract or any other contract relating to the right of any such individual to be employed by, or to contract with, Borrower or to receive any benefits; and, to  Borrower’s knowledge, the continued employment by Borrower of its present employees, and the performance of Borrower’s contracts with its independent contractors, will not result in any such violation.  Except for employees who have a current effective employment agreement with Borrower, as set forth in Section 8.23 of Borrower’s Disclosure Schedule, no employee of Borrower has been granted the right to continued employment by Borrower or to any material compensation following termination of employment with Borrower.  Borrower is not aware that any officer, director, manager, partner, key employee or group of employees intends to terminate his, her or their employment with Borrower, nor does Borrower have a present intention to terminate any of the same.

8.24           Tax Status. Borrower (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

8.25           Sarbanes-Oxley Act.  To Borrower’s knowledge, Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

8.26           Fees; Brokers; Finders. Except as set forth in Section 8.26 of the Borrower’s Disclosure Schedule, there are no fees, commissions or other compensation due to any third party acting on behalf of or at the direction of Borrower in connection with the Loan Documents.  Except as set forth in Section  8.26 of the Borrower’s Disclosure Schedule, all negotiations relative to the Loan Documents, and the transactions contemplated thereby, have been carried on by the Borrower with the Lender without the intervention of any other person or entity acting on behalf of the Borrower, and in such manner as not to give rise to any claim against the Borrower or the Lender for any finder's fee, brokerage commission or like payment due to any third party acting on behalf of or at the direction of Borrower, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Borrower and the Borrower shall pay, and indemnify the Lender for, the same.

8.27           Representations and Warranties: True, Accurate and Complete. None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

SECTION 9.  AFFIRMATIVE COVENANTS.

Until the indefeasible payment and satisfaction in full of all Obligations, Borrower hereby covenants and agrees as follows:

9.1           Notify Lender. Borrower shall promptly, and in any event within three (3) Business Days after obtaining knowledge thereof,  inform Lender (a) if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any respect, (b) of any event or circumstance that, to its knowledge, would cause Lender to consider any then existing Inventory as no longer constituting Eligible Inventory or to consider any then existing Receivable as no longer constituting an Eligible Receivable, (c) of any material delay in its performance of any of its obligations to any Account Debtor, (d) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (e) of any allowances, credits and/or monies granted by it to any Account Debtor; (f) of all material adverse information relating to the financial condition of Borrower or any Account Debtor; (g) of any material return of Goods; and (h) of any loss, damage or destruction of any of the Collateral.

9.2           Change in Directors or Officers. Borrower shall promptly notify Lender of any changes in Borrower’s Directors or Officers.

9.3           Pay Taxes and Liabilities; Comply with Agreement. Borrower shall promptly pay, when due, or otherwise discharge, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to its employees as wages or salaries or to Lender and Governmental Authorities however created, incurred, evidenced, acquired, arising or payable, including, without limitation, the Obligations, income taxes, excise taxes, sales and use taxes, license fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower’s balance sheet for the payment of same.

9.4           Observe Covenants, etc. Borrower shall observe, perform and comply with the covenants, terms and conditions of this Agreement and the other Loan Documents.

9.5           Maintain Corporate Existence and Qualifications. Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

9.6           Financial Reports and other Information and Documents to be Furnished to Lender. Borrower shall deliver or cause to be delivered to Lender, unless such information has been filed with the SEC:

(a)           Annual Financial Statements. Annual financial statements of the Borrower, certified by the Chief Financial Officer of Borrower and audited by an outside accounting firm acceptable to Lender, including Weinberg & Company, P.A., as soon as available, but in any event within ninety (90) days after the end of Borrower’s Fiscal Year during the Term.  Such financial statements shall (x) fairly present the financial position of the Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) be prepared in accordance with GAAP.

(b)           Quarterly Financial Statements. As soon as available but in any event no later than the last day of the SEC filing periods of (i) forty-five (45) days from the close of each calendar quarter for the first three quarters of each calendar year, and (ii) ninety (90) days from the last day of each calendar year, quarterly financial statements of the Borrower, the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(c)           Monthly Financial Statements. Not later than thirty (30) days after the end of each calendar month, the unaudited balance sheet and the related statement of income of the Borrower, certified by the Chief Financial Officer of Borrower, subject to year-end audit adjustments, with an aging schedule for all accounts receivable and accounts payable, together with such other information with respect to the business of Borrower as Lender may request.

(d)           Borrowing Certificates. Weekly, a Borrowing Certificate in accordance with Section 2.2(f) hereof.

(e)           Notice of Judgments, Environmental, Health or Safety Complaints.

(i)               Within three (3) Business Days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower in an amount exceeding $25,000; and

(ii)              Within three (3) Business Days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely effect Borrower.  Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(f)           Other Information. Upon demand,

(i)                Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

(ii)               An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

(iii)              All information received by Borrower affecting the financial status or condition of any Account Debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts;

(iv)              Assignments, in form acceptable to Lender, of all Accounts, and of the monies due or to become due on specific contracts relating to the same; and

(v)               At Borrower’s expense, annual appraisals of Inventory by an appraiser acceptable to Lender.

(g)           Additional Information. From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

9.7           Comply with Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any respect its ability to perform its obligations or any security given to secure its obligations.

9.8           Insurance Required.

(a)           Borrower shall cause to be maintained, in full force and effect on all property of Borrower including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is reasonably satisfactory to Lender, including, but without limitation, business interruption, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, director’s and officer’s insurance in an amount no less than the maximum Revolving Loan Commitment of $3,000,000, hazard insurance and, if as of  the date hereof, any of the real property of Borrower is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then Borrower shall maintain flood insurance.  Said policy or policies shall:

(i)               Be in a form and with insurers which are satisfactory to Lender;

(ii)             Be for such risks, and for such insured values as Lender or its assigns may reasonably require in order to replace the property in the event of actual or constructive total loss;

(iii)            Designate Lender as additional insured and loss payee as Lender’s interest may from time to time appear;

(iv)            Contain a clause whereby the Lender and any assignee of Lender has the right to receive loss payment even if the Lender or its assignee has started foreclosure or similar action on property covered by the insurance;

(v)             Contain a clause whereby if the insurer denies a claim by Borrower because of Borrower’s acts or because Borrower failed to comply with any of the terms of the insurance coverage, the Lender and any assignee of Lender will nonetheless have the right to receive loss payment if the Lender or its assignee:

(A) Pays any premium due under the insurance at the insurer’s request if Borrower has failed to do so; and

(B) Submits a signed, sworn proof of loss within 60 days after receiving notice from the insurer of Borrower’s failure to do so.

(vi)             Contain a “breach of warranty clause” whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assignee;

(vii)            Provide that they may not be canceled or altered without thirty (30) days prior written notice to Lender; and

(viii)           Upon demand, be delivered to Lender.

(b)           Borrower shall obtain such additional insurance as Lender may reasonably require.

(c)           Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer.  Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

(d)           Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

(e)           In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (iii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

9.9             Condition of Collateral; No Liens. Borrower shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances, and shall not permit Collateral to become a fixture to real estate or accessions to other personal property.

9.10           Payment of Proceeds. Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds (insurance or otherwise) up to the amount of the then-outstanding Obligations over to Lender for application against the Obligations in such order and manner as Lender may elect.

9.11           Records. Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account, which records shall be maintained at its executive offices as set forth on Section 5.4(n) of Borrower’s Disclosure Schedule

9.12           Delivery of Documents. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, then Borrower waives protest regardless of the form of the endorsement.  If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower’s behalf.

9.13           United States Contracts. If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender and, if requested by Lender, execute any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

9.14           Other Names; Location Changes.

(a)           Borrower shall promptly notify Lender if Borrower is known by or conducting business under any names other than those set forth in this Agreement.

(b)           Borrower shall deliver not less than thirty (30) Business Days prior written notice to Lender if Borrower intends to conduct any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or if it changes the location of its chief executive office or the address at which it maintains its books and records.

9.15           SEC Reporting Status.  Borrower shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the  Borrower shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

9.16           Further Assurances. Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents all in the form of substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower  shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt (but in no event later than three (3) Business Days following Lender’s request therefor) delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender’s interest in Collateral at Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s and/or Lender’s respective and several interests in the Collateral.

9.17           Indemnification. Borrower shall indemnify, protect, defend and save harmless Lender, as well as Lender's directors, officers, trustees, employees, agents, attorneys, members and shareholders (hereinafter referred to collectively as the “Indemnified Parties” and individually as an “Indemnified Party”) from and against (a) any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, by third parties (including, without limitation, claims of brokers and finders), including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Revolving Loans, the transactions contemplated herein and the Loan Documents, and (b) any and all losses, damages, expenses or liabilities sustained by Lender in connection with any Environmental Liabilities and Costs. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel.  Borrower shall not be liable for any settlement of any such action effected without their consent, but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

SECTION 10.  NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

10.1           Change of Control; No Creation of Subsidiaries. Borrower will not consolidate with, merge with, or acquire the stock or a material portion of the assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise if any such action results in a Change of Control (as defined below). Borrower will not create or permit to exist any Subsidiary unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Lender as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Lender, including, without limitation, to grant to Lender a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations.  In addition, Borrower will not acquire a material portion of the assets of any entity in a manner that is not addressed by the foregoing provisions of this Section 10.1 if such action would impair Lender’s rights hereunder or in the Collateral.

A “Change of Control” shall be deemed to have occurred if:

(i)              any “Person,” which shall mean a “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act, or group of Persons is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Borrower representing 50% or more of the combined voting power of Borrower’s then outstanding voting securities;

(ii)             individuals, who at the Closing Date constitute the Board of Directors  of Borrower, and any new director whose election by the Board of Directors of Borrower, or whose nomination for election by Borrower’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors of Borrower;

(iii)            the stockholders or members of Borrower approve (I) a plan of complete liquidation of Borrower or (II) the sale or other disposition by Borrower of all or substantially all of Borrower’s assets; or

(iv)            a merger or consolidation of Borrower with any other entity is consummated, other than:

(A)              a merger or consolidation which results in the voting securities of Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

(B)              a merger or consolidation which would result in the directors or managers of Borrower (who were directors or managers immediately prior thereto) continuing to constitute more than 50% of all directors or managers of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), “surviving entity” shall mean only an entity in which all of Borrower’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders or members properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of Borrower (who were directors immediately prior thereto)” shall include only individuals who were directors of Borrower at the Closing Date.

10.2           Disposition of Assets or Collateral. Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than the disposition or transfer in the ordinary course of business, of obsolete and worn-out Equipment only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or are used to repay the Revolving Loans.

10.3           Other Liens. Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents; and (b) for the Permitted Encumbrances.

10.4           Other Liabilities. Borrower will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (i) Obligations to Lender, or (ii) Indebtedness incurred in connection with any of the Permitted Encumbrances.

10.5           Financing of Capital Assets.

(a)           Notwithstanding the provisions of Section 10.4, Borrower shall be permitted to incur Indebtedness to acquire a Capital Asset secured by a purchase money security interest that qualifies as a Permitted Encumbrance, provided that (i) the total of all such Indebtedness does not exceed $25,000 in the aggregate, without the prior written approval of Lender, and (ii) Borrower is otherwise then in compliance with the terms of this Agreement.

(b)           Borrower hereby grants to the Lender a right of first refusal to provide any Capital Asset Financing (as defined below) to be issued by Borrower, subject to the following terms and conditions. In the event that Borrower desires to incur indebtedness for the purpose of acquiring a Capital Asset whose total purchase cost is greater than $25,000, including all accessories and attachments thereto (a “Capital Asset Financing”), Borrower shall notify Lender in writing of such proposed Capital Asset Financing.  In connection therewith, Borrower shall submit to Lender all information requested by Lender regarding the Capital Asset proposed to be acquired pursuant to the Capital Asset Financing (the “Capital Asset Financing Notice”).  Lender shall have the right of first refusal, exercisable with  ten (10) Business Days of Lender’s receipt of the Capital Asset Financing Notice, to provide the Capital Asset Financing in accordance with the terms hereof, whereby sums advanced to acquire the subject Capital Asset shall be added to the principal amount of the Revolving Loan hereunder and bear interest in accordance with the terms hereof. If Lender declines to exercise its right to provide such Capital Asset Financing, or fails to respond to the Capital Asset Financing Notice within the ten-Business Day period set forth above, then Borrower shall be entitled to obtain Capital Asset Financing for such Capital Asset from a third party within thirty (30) days of the last day of such notice period, provided that any lien securing the financing thereof constitutes a Permitted Encumbrance hereunder. If such third party Capital Asset Financing is not consummated within such thirty (30) day period, than Borrower’s right to obtain such third party Capital Asset Financing shall terminate, and any such financing shall once again become subject to Lender’s first refusal right to provide such financing pursuant to the provisions of this Section 10.5(b).

(c)           Borrower will not make any capital expenditures for equipment other than out of proceeds of future equity financings without the prior written approval of Lender.

10.6             Loans. Borrower will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business, with outstanding advances to any employee not to exceed $1,000 at any time.

10.7             Guaranties. Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.8             Transfers of Notes or Accounts. Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to Borrower, with or without recourse.

10.9             Dividends. Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock or other Equity Interests (collectively, “Equity Distributions”) without the prior written consent of Lender, provided, however, that so long as no Event of Default has occurred and is continuing, Borrower may make Equity Distributions during the first and second years of the Term not to exceed an aggregate of Fifty Thousand Dollars ($50,000) during each such year.

10.10           Payments to Affiliates. Except as set forth in Section 10.10 of the Borrower’s Disclosure Schedule,  or as otherwise approved by Lender in writing in advance, Borrower shall not make any payments of cash or other property to any Affiliate.

10.11           Modification of Documents. Borrower will not change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents in any manner that might adversely affect Lender’s rights hereunder as a secured  lender or its Collateral without Lender's prior written consent.

10.12           Change of Business or Name. Borrower will not change or alter the nature of its business, or change its name as it appears in the official filings of its state of organization.

10.13           Settlements. Other than in the ordinary course of its business, Borrower will not comprise, settle or adjust any claims in any amount relating to any of the Collateral, without the prior written consent of Lender.

SECTION 11.  EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an “Event of Default”):

11.1             Failure to Pay. The failure by Borrower to pay, when due, (a) any payment of principal, interest or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender, or (b) any taxes due to any Governmental Authority.

11.2            Failure of Insurance. Failure of one or more of the insurance policies required hereunder to remain in full force and effect; failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure on the part of Borrower to take such other action as may be requested by Lender in order to keep said policies of insurance in full force and effect until all Obligations have been indefeasibly paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

11.3             Failure to Perform. Borrower’s failure to perform or observe any covenant, term or condition of this Agreement or in any other Loan Document.

11.4             Cross Default. Borrower’s default under any covenant, representation, term or warranty contained in (i) any agreement or contract with a third party which default would result in liability to the Borrower in excess of $100,000, and which default is not cured or waived within five (5) Business Days, or (ii) any other Loan Document.

11.5             False Representation or Warranty. Borrower shall have made any statement, representation or warranty in this Agreement or in any other Loan Document to which Borrower is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

11.6             Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors. Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or the readjustment of any of the indebtedness of Borrower under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or Borrower shall consent to, or be the subject of a court order for, the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of the property or assets of Borrower or any corporate action shall be taken by Borrower for the purposes of effecting any of the foregoing.

11.7             Involuntary Petition Against Borrower. Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not discharged or stayed within thirty (30) days of the filing thereof.

11.8             Judgments; Levies. Any judgments or attachments aggregating in excess of $100,000 at any given time is obtained against Borrower which remains unstayed for a period of ten (10) days or is enforced.

11.9             Change in Condition. There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Lender, impairs Lender's security or ability of Borrower to discharge its obligations hereunder or any other Loan Document or which impairs the rights of Lender in Borrower’s Collateral.

11.10           Environmental Claims. Lender determines that any Environmental Liabilities and Costs or Environmental Lien with respect to Borrower will have a potentially adverse effect on the financial condition of Borrower or on the Collateral.

11.11           Failure to Notify. If at any time Borrower fails to provide Lender with notice or copies, if written, of all material complaints, orders, citations or notices with respect to environmental, health or safety complaints within five (5) days of Borrower’s receipt thereof.

11.12           Failure to Deliver Documentation. Borrower shall fail to obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement, or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

11.13           Change of Control. Borrower undergoes a Change of Control.

11.14           Reduction in Equity Ownership Interests. Guarantor ceases to own of record and beneficially not less than Twenty Percent (20%) of the issued and outstanding voting ownership interests of Borrower.

11.15           Dissolution; Maintenance of Existence. Borrower is dissolved, or Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect.

11.16           Indictment. The indictment of Borrower or any director or Responsible Officer of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any portion of the property of Borrower.

11.17           Tax Liens. The filing of a Lien for any unpaid taxes filed by any Governmental Authority against Borrower or any of its assets.

11.18           Challenge to Validity of Loan Documents. Borrower attempts to terminate, or challenges the validity of, or its liability under, this Agreement or any other Loan Document, or any proceeding shall be brought to challenge the validity, binding effect of Loan Document, or any Loan Document ceases to be a valid, binding and enforceable obligation of Borrower.

11.19            Trading of Common Stock.  The Common Stock ceases to be traded on a national securities exchange or electronic quotation system.

SECTION 12.  REMEDIES.

12.1             Acceleration; Other Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a)           Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law.  All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine.  Without limiting the foregoing, Lender may (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (vi) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations, and (vii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower.  If any of the Collateral or other security for the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice.  In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(b)           Lender may apply the proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due.  Borrower shall remain liable to Lender for the payment on demand of any deficiency together with interest at the Default Interest Rate and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

(c)           Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes and Liens at any time levied on or existing with respect to the Collateral, and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral.  Such amounts paid by Lender shall be repayable by Borrower on demand and added to the Obligations, with interest payable thereon at the Default Interest Rate. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

(d)           Lender and Lender’s agents shall have the right to utilize any of Borrower’s customer lists, registered names, trade names or trademarks to publicly advertise the sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral and Borrower will be deemed to have waived and voided any confidentiality agreements by and between Borrower and Lender.

12.2           Set-off. Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower’s liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.  The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the Loan.  None of the rights of Lender described in this Section are intended to diminish or limit in any way Lender's or Affiliates of Lender's common-law set-off rights.

12.3           Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest at the Default Interest Rate, and added to the Obligations.

12.4           No Marshalling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral.  It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine.  It is further understood and agreed that Lender shall have the right, subject to the notice provisions in Section 12.1 of this Agreement, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

12.5           No Implied Waivers; Rights Cumulative. No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein.  No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any other Loan Document or otherwise is intended to be exclusive of any other right, remedy, power or privilege.  Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

SECTION 13.  OTHER RIGHTS OF LENDER.

13.1           Collections. Borrower hereby authorizes Lender to, and Lender shall make such arrangements as it shall deem necessary or appropriate to, collect the Accounts and any other monetary obligations included in, or proceeds of, the Collateral at any time whether or not an Event of Default has occurred.  Borrower shall, at Borrower’s expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral up to the amount of the then-current Obligations shall be (a) remitted in kind to Lender,  (b) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (c) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender.  In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

13.2           Repayment of Obligations. All Obligations shall be payable at Lender's office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section.  Lender shall apply all proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine.

13.3           Lender Appointed Attorney-in-Fact.

(a)           Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender's discretion, at Borrower’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, (i) at any time any of the Obligations are outstanding, (A) to transmit to Account Debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from Account Debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (B) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein; and (C) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (ii) after and during the continuation of an Event of Default, (A) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (B) to notify Account Debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (C) to change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (D) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Collateral; (E) to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and (F) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations.

(b)           Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement.  The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

13.4           Release of Lender. Borrower hereby releases and exculpates Lender, its officers, partners, members, directors, employees, agents, representatives and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction.  In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

13.5           Uniform Commercial Code. At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

13.6           Preservation of Collateral. At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral consisting of Accounts, including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate set forth in Section 3.1 hereof from the date expended by Lender until repaid by Borrower.  After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any Accounts, (b) compromise or settle any Accounts for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the Accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

13.7           Lender's Right to Cure. In the event Borrower shall fail to perform any of its Obligations hereunder or under any other Loan Document, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. Such costs and expenses shall be added to the amount of the Obligations due Lender, and Borrower shall promptly reimburse Lender for such amounts together with interest at the Default Interest Rate from the date such sums are expended until repaid by Borrower.

13.8           Inspection of Collateral. From time to time as requested by Lender, Lender or its designee shall have access, (a) prior to an Event of Default, during reasonable business hours to all of  the premises where Collateral is located for the purpose of inspecting the Collateral and to all of Borrower’s Collateral, inclusive of books and records, and Borrower shall permit Lender or Lender’s designees to make copies of such books and records or extracts therefrom as Lender may request, and (b) on or after an Event of Default that remains uncured, at the sole expense of Borrower, at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower’s books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request.  Without expense to Lender, Lender may use such of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.  Borrower hereby irrevocably authorize all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in its possession regarding Borrower.

SECTION 14.                         PROVISIONS OF GENERAL APPLICATION.

14.1           Waivers. Borrower waives demand, presentment, notice of dishonor  protest and notice of protest of any instrument of Borrower or others which may be included in the Collateral.

14.2           Survival. All covenants, agreements, representations and warranties made by Borrower herein or in any other Loan Document or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

14.3           Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by hand or (b) delivered by national overnight courier service, and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Borrower:	Reed’s Inc.
1300 South Spring Street
Los Angeles, CA 90061
Attention: Christopher Reed, Chief Executive Officer

If to Lender:	GemCap Lending I, LLC
1401 Ocean Avenue,
Suite 305
Santa Monica, California 90401
Attention: David Ellis

With a copy to:	Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Robert A. Boghosian, Esq.

14.4           Amendments; Waiver of Defaults. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower.  Any default or Event of Default by Borrower may only be waived by a written instrument specifically describing such default or Event of Default and signed by the Lender.

14.5           Binding on Successors.

(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

(b)           Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto.  Lender shall notify Borrower of any such assignment. Upon such assignment, Lender shall have no further obligations under the Loan Documents.  Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant.

14.6           Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7           Publicity. Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into by and between Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate, or as required by applicable law.  Lender authorizes Borrower to make appropriate disclosures of the financial arrangement entered into by and between Borrower and Lender in Borrower’s SEC Reports, including in a Current Report on Form 8-K and as required by applicable law.

14.8           Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

14.9           APPLICABLE LAW:

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, THE LAWS OF WHICH THE BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER.  THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

14.10           WAIVER OF JURY TRIAL.

BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER.  BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

14.11           CONSENT TO JURISDICTION.

BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFONIA, LOS ANGELES COUNTY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS WITH RESPECT THERETO.  IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING, BORROWER CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS IN AND TO THE COLLATERAL AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.

14.12           Entire Agreement. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.13           Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

BORROWER:

REED’S, INC.

By:	/s/
Name
Title

LENDER:

GEMCAP LENDING I, LLC

By:	/s/
Name
Title

[signature page of loan and security agreement]

Exhibit 1.34
to
Loan and Security Agreement

Machinery and Equipment

Summary:

September 30, 2009
Vehicles	320,000
Machinery and equipment	1,056,000
Office equipment	389,000

Detail:

		09/30/09	Leased
16200	Furniture & Fixtures	19,643.86
16300	Office Equipment	49,675.58
16400	Automobiles	320,073.61
16700	Mach & Equip after 06-15-09	175,165.64
16710	Brewery Equipment	556,387.83	556,387.83
16720	Leased Equip after 06-30-09	163,156.24	163,156.24
16730	Pasteurizer	-
16740	Candy Room	12,630.46
16750	Vending/Display Materials	149,054.56
16800	Computer – Hardware	86,551.36
16900	Computer – Software	68,565.60
16902	Computer – Navision	133,344.37
16904	CRM Hardware server	31,358.71

Exhibit 1.53
to
Loan and Security Agreement

Form of Landlord Waiver

LANDLORD WAIVER AND ACCESS AGREEMENT

THIS AGREEMENT effective the 13th day of November 2009,

BETWEEN:

525 SOUTH DOUGLAS STREET, LLC (the “Landlord”)

- and -

GEMCAP LENDING I, LLC (“Lender”)

WHEREAS:

A.
Lender is about to enter into a loan agreement (the “Loan Agreement”) with Reed’s, Inc. (“Borrower”) and in connection therewith Lender has been or will be granted a security interest in all of the personal property and the assets of Borrower, including, without limitation, all of Borrower’s inventory (as defined in the Uniform Commercial Code, or state counterpart thereof, in effect from time to time in California) and books and records, in any form whatsoever (such inventory, books and records, collectively, the “Assets”);

B.
the Assets are or may be kept at either of the following locations: 12930 South Spring Street, Los Angeles, California  90061, or 13000 South Spring Street, Los Angeles, California 90061 (collectively, and each individually, as the context may require, the “Premises”);

C.	the Landlord is the owner of the Premises;

D.	the Landlord has by an Industrial Lease by and between Landlord and Borrower (the “Lease”) dated May 7, 2009, leased the Premises to Borrower for a term expiring on June 15, 2024; and

E.	a condition of Lender making the loans described in the Loan Agreement (the “Loans”) is the execution of this Agreement by the Landlord;

NOW THEREFORE, in consideration of the granting of the Loans by Lender to Borrower and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Landlord, the Landlord represents, covenants and agrees with Lender as follows:

1.	The Landlord hereby waives and releases in favor of Lender and his assignee:

(a)	any contractual lien, security interest, charge or interest and any other landlord’s lien which it may be entitled to at law or in equity against the Assets;

(b)	any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Assets; and

(c)	any and all other claims, liens and demands of every kind which the Landlord has or may hereafter have against the Assets.

2.
The Landlord specifically waives its right to distrain against the Assets in favor of any rights which Lender may now or hereafter have with respect to the Assets and agrees to release all such Assets to Lender or his assignee in the event of default by Borrower pursuant to the terms of any lease of the Premises by Borrower prior to the repayment by Borrower of the Loans.

3.	The Landlord hereby disclaims any interest in the Assets and agrees to assert no claim to the Assets while Borrower is indebted to Lender or Lender’s assignee.

4.
The Landlord agrees that Lender, its assignee or any of its representatives, may enter and remain upon the Premises for a commercially reasonable period of time at any time during the term of the Lease and thereafter (in accordance with Section 8, below) to inspect or, in addition to its other rights herein provided, take possession of, remove and / or dispose of the Assets without interference by the Landlord.

5.
To the extent necessary, the Landlord consents to Lender’s security in the Assets and agrees that should Lender or his assignee exercise any rights under its security, the Landlord will not interfere with enforcement of the rights thereunder.

6.	The Landlord agrees that Lender may assign its security interest in the Assets and this Agreement without the consent of the Landlord.

7.
The Landlord shall give Lender, as applicable, (i) two weeks’ prior written notice of the expiration or termination of the Lease and/or the removal of the Assets to Lender and (ii) prompt written notice of default by Borrower under the Lease and/or the abandonment of the Premises by Borrower (any notice described in clauses (i) or (ii), the “Notice”).  Without limitation of any other provision hereof, Lender or its assignee shall have, for a period of up to three months commencing immediately upon expiration or termination of the Lease (the “Period”), the right, and a license, to enter upon and use the Premises  (including any personal property of the Landlord licensed or leased to Borrower prior to the exercise by the Landlord of its rights and remedies) to enjoy all the rights and benefits of Borrower under the Lease (but without becoming tenant thereunder or otherwise assuming any obligations of Borrower thereunder or any obligation to cure any defaults thereunder) to assemble, appraise, display, operate, sever, remove, maintain, prepare for sale, lease, process or repair the Assets or lease, transfer and/or sell (by private sale or public auction from the Premises) the Assets, or any part thereof; subject, however, only to the obligation of Lender to pay to Landlord the Base Rent and Additional Rent (each as defined in the Lease) on a per diem basis for the number of days during the Period or any extension thereof in which Lender has exercised such right, and all utility costs for utilities used by Lender during such days, such rent and utilities to be payable monthly.

8.
Under no circumstances shall Lender have any obligation to remove any of the Assets from the Premises. Lender shall not be responsible for any costs or expenses arising from acts or omissions of Borrower with respect to the Premises or the Lease, including, without limitation, damage to the Premises, failure to pay rent, or failure to clean or otherwise leave the Premises in an appropriate condition.

9.	[RESERVED]

10.
The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Landlord (including, without limitation, any successor owner or encumbrancers of the Premises) and Lender.  Specifically, the Landlord acknowledges and agrees that, in connection with any refinancing of any loans to Borrower or its affiliates (including, without limitation, an increase in the aggregate principal amount of indebtedness thereunder), Lender may assign this Agreement to a new lender or lenders extending such financing (which lender or lenders may include Lender) (the “New Lenders”), in which event this Agreement shall, without further action by any party, be enforceable by the New Lenders.  Notwithstanding that the provisions of this paragraph are self-executing, the Landlord agrees, upon request by the New Lenders, to execute and deliver a written acknowledgment confirming the provisions of this paragraph in form satisfactory to the New Lenders.

11.
To the extent necessary, the Landlord consents to the recording or registration by Lender in any appropriate registry of any notice or document as Lender in its sole discretion may deem desirable, appropriate or necessary, evidencing this Agreement, the Lease or Lender’s security in any property which is or may in the future become a fixture or is or may in the future otherwise become attached to the Premises.

12.
All notices including any notice of assignment, to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth hereinafter by registered mail or by courier.  For purposes hereof, the Landlord’s address is 525 S. Douglas Street, Suite 200, El Segundo, CA 90245 and Lender’s address is 1401 Ocean Avenue, Suite 305, Santa Monica, CA 90401.

13.
The provisions of this Agreement shall continue in effect until the undersigned shall have received Lender’s or the New Lenders’, as the case may be, written certification that all loans and indebtedness of Borrower have been paid in full.

14.
The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

15.	The parties irrevocably and unconditionally submit to the jurisdiction of any court located in Los Angeles County, California, and all courts competent to hear appeals therefrom.

16.
Borrower has executed this Agreement for the purpose of acknowledging and agreeing to the terms of the Agreement and waiving and releasing any claims it may have against Landlord for Landlord agreeing to the matters set forth herein (including, but not limited to, allowing the Lender and its assignees to enter the Premises to remove the Assets.

17.	The Landlord agrees to execute, acknowledge, deliver and do and perform such further instruments and things as Lender may request to give effect to the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

525 SOUTH DOUGLAS STREET, LLC

By: ____________________

Name: __________________

Title: ___________________

____________________________
Witness as to signature of
___________________

GEMCAP LENDING I, LLC

By: ____________________

Name: __________________

Title: ___________________

BORROWER acknowledges and agrees to the foregoing:

Dated this ____ day of November 2009.

REED’S, INC.

By:      /s/ Christopher Reed

Name:    Christopher Reed

Title:      Chief Executive Officer

[SIGNATURE PAGE TO LANDLORD WAIVER AND ACCESS AGREEMENT]

Exhibit 1.65
to
Loan and Security Agreement

Form of Patent and Trademark Security Agreement

PATENT AND TRADEMARK SECURITY AGREEMENT

PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of November 12, 2009, (this “Agreement”), made by REED’S, INC., a Delaware corporation, with its principal place of business located at 13000 South Spring Street, Los Angeles, California 90061 (“Grantor”), in favor of GEMCAP LENDING I, LLC, a Delaware limited liability company with offices at 1401 Ocean Avenue, Suite 305, Santa Monica, CA 90401 (“Lender”).

W I T N E S S E T H:

WHEREAS, the Grantor is the borrower under, and has entered into, a loan agreement with Lender, of even date herewith, pursuant to which Lender is making revolving loans to Borrower (the “Loan Agreement”);

WHEREAS, the Grantor has, or may in the future acquire, certain right, title and interest in and to certain patents, patent applications and trademarks and related property;

WHEREAS, the Grantor has agreed to grant to the Lender a security interest in its right, title and interest in and to all of its owned and after-acquired patents, patent applications, trademarks and related rights to secure the payment and performance of obligations of the Grantor under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

WHEREAS, it is a condition precedent to the Lender’s entry into the Loan Agreement that the Grantor shall have executed and delivered this Agreement to the Lender;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby as follows:

1.           Certain Definitions.

(a)           All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(b)           Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

(c)           The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Contract” means any contract, agreement, arrangement, license, lease, commitment or other instrument or understanding of any kind, whether written or oral, express or implied.

“Patent and Trademark Collateral” means all of the Grantor’s right, title and interest in and to each of the following, whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest:

(1)           all Patents;

(2)           all Patent Licenses;

(3)           all Trademarks;

(4)           all Trademark Licenses;

(5)           all Contracts, Documents and General Intangibles developed or acquired by the Grantor relating to any and all of the foregoing;

(6)           all insurance policies to the extent they relate to the preceding items (1) through (5); and

(7)           to the extent not otherwise included in the preceding items (1) through (6), all Proceeds, products, rents, issues, profits and returns of and arising from any and all of the foregoing.

“Patent(s)” means all patents, patent applications and patent disclosures which are presently, or in the future may be, owned, issued, acquired or used (whether pursuant to a license or otherwise) anywhere in the world by the Grantor, in whole or in part, and all of the Grantor’s right, title and interest in and to all patentable inventions and to file applications for patents under patent laws of the United States or of any other jurisdiction, including any and all extensions, reissues, substitutes, continuations, continuations-in-part, divisionals, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, including those listed on Exhibit A to this Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Patent Licenses” means each license agreement identified in Exhibit A to this Agreement as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Patents hereafter granted to, used or acquired by the Grantor, in each case together with the right to use and rely upon the inventions and other intellectual property conveyed thereunder.

“PTO” means the United States Patent and Trademark Office.

“Security Interest” means the security interest and collateral assignment granted in the Patent and Trademark Collateral pursuant to this Agreement.

“Trademark License” means each license agreement identified in Exhibit B hereto as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Trademarks hereafter used, adopted or acquired by the Grantor.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor adopted for its use anywhere in the world or hereinafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including those identified in Exhibit B to this Agreement, and (b) all renewals thereof by the Grantor.

2.           Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due of the Obligations and for the other purposes provided in this Agreement, the Grantor hereby grants, assigns and conveys to the Lender all of the Grantor’s right, title and interest in and to the Patent and Trademark Collateral as collateral security and hereby grants the Lender a continuing first priority security interest therein. Such grant includes, without limitation, a grant of the security interest to secure the payment and performance of the Obligations.  Notwithstanding the foregoing assignment, unless and until there shall have occurred and be continuing an Event of Default, the Grantor shall retain and the Lender hereby grants to the Grantor the exclusive, non-transferable, revocable right and license to use the Patent and Trademark Collateral on and in connection with making, having made, using and selling products sold by the Grantor, for the Grantor’s own benefit and account and for none other (except as provided in the Patent Licenses identified on Exhibit A and the Trademark Licenses identified on Exhibit B).  The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the foregoing license granted to the Grantor without the prior written consent of the Lender, which may be withheld in the Lender’s sole and absolute discretion.

3.           Representations and Warranties.  The Grantor hereby represents and warrants to Lender that:

(a)           Description of Patent and Trademark Collateral.  True and complete schedules setting forth all Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held, controlled or used by the Grantor or to which the Grantor is a party on the date of this Agreement, together with a summary description and full information in respect of the filing, registration, issuance and expiration dates thereof, as applicable, are set forth on Exhibit A with respect to Patents and Patent Licenses and on Exhibit B with respect to Trademarks and Trademark Licenses, respectively, to this Agreement.

(b)           Title; No Other Liens. The Patent and Trademark Collateral is held by Grantor free and clear of any and all Liens or claims of others.  None of the Grantor’s Affiliates has any right, title or interest in or to any of the Patent and Trademark Collateral.  No security agreement, financing statement or other public notice with respect to all or any part of the Patent and Trademark Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender pursuant to the Loan Documents.

(c)           Perfected Liens.  The Liens granted pursuant to this Agreement will constitute, upon the completion of all the filings or notices listed in Exhibit C to this Agreement, which Exhibit includes all UCC-1 financing statements to be filed pursuant to the Loan Documents and all requisite filings to be made with the PTO in the forms substantially similar to that of Exhibit D and Exhibit E to this Agreement, as applicable, valid and perfected Liens on all Patent and Trademark Collateral in favor of the Lender, which are prior to all other Liens on such Patent and Trademark Collateral and which are enforceable as such against all Persons.

(d)           Consents under Contracts.  No consent (other than consents that have been obtained) of any party (other than the Grantor) to any Contract that constitutes part of the Patent and Trademark Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement or the exercise of the Lender’s rights and remedies provided herein or at law.

(e)           Chief Executive Office.  The Grantor’s chief executive office and chief place of business is located at 13000 South Spring Street, Los Angeles, California 90061.

(f)           Authority.  The Grantor has full power, authority and legal right to grant the Lender the Lien on the Patent and Trademark Collateral pursuant to this Agreement.

(g)           Approvals, Filings, Etc.  No authorization, approval or consent of, or filing, registration, recording or other action with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, the shareholders of the Grantor or any other Person, including, without limitation, the PTO, is required to be obtained or made by the Grantor or any Subsidiary (1) for the grant by the Grantor of the Lien on the Patent and Trademark Collateral pursuant to this Agreement, (2) the collateral assignment of the Patent and Trademark Collateral to the Lender pursuant to this Agreement or (3) to perfect the Lien purported to be created by this Agreement, in each case except as has been obtained or made or (4) for the exercise of the Lender’s rights and remedies provided herein or at law.

(h)           No Claims.  Each of the Patents and Trademarks existing on the date hereof is valid and enforceable, and the Grantor is not presently aware of any past, present or prospective claim by any third party that any of such Patents or Trademarks are invalid or unenforceable, or that the use of any Patents does or may violate the rights of any third person, or of any basis for any such claims.

(i)           Statutory Notice.  The Grantor has used and will continue to use proper statutory notice in connection with its use of the Patents.

(j)           Certain Patent Matters.  To its knowledge, the Grantor does not lack any material rights or licenses to use the Patents or to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents.  To the knowledge of the Grantor, there are no facts which would form a basis for a finding that any of the claims of the Patents is unpatentable, unenforceable or invalid.  To the knowledge of the Grantor, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of the Grantor or the Lender to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents.

(k)           Custom License Matters.  Each Patent License or Trademark License is the legal, valid and binding obligation of the Grantor and the respective licensor thereunder; the Grantor is not, and, to the best knowledge of the Grantor, each licensor is not, in default of any of its obligations under any Patent License or Trademark License; no event has occurred and no circumstance exists that with the giving of notice or the passage of time, or both, would constitute such a default by the Grantor; and, to the best knowledge of the Grantor, no such event has occurred or circumstance exists that would constitute a default by the licensor under any Patent License or Trademark License.

4.           Covenants.  The Grantor covenants and agrees with the Lender that from and after the date of this Agreement until the payment and performance in full by the Grantor of all of the Obligations:

(a)           Further Documentation.  At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, any applicable filing with the PTO and the filing of any financing or continuation statements under the UCC or similar laws in effect in any such jurisdiction with respect to the Liens created hereby.  The Grantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b)           Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Patent and Trademark Collateral.  For the further security of the Lender, the Grantor hereby grants to the Lender a security interest in all of the Grantor’s books and records pertaining to the Patent and Trademark Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Lender or to its representatives during normal business hours at the request of the Lender.

(c)           Limitation on Liens on Patent and Trademark Collateral.  The Grantor (x) will not create, incur or permit to exist, will defend the Patent and Trademark Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Patent and Trademark Collateral, other than the Liens created hereby and by the other Loan Documents, and (y) will defend the right, title and interest of the Lender in and to any of the Patent and Trademark Collateral against the claims and demands of all Persons.

(d)           Limitations on Dispositions of Patent and Trademark Collateral.  The Grantor will not sell, transfer, assign, grant any participation in, sublicense or otherwise dispose of any of the Patent and Trademark Collateral to any Persons, including, without limitation, any Subsidiary or Affiliate, or attempt, offer or contract to do so.

(e)           Limitations on Modifications, Waivers, Extensions of Patent Licenses and Trademark Licenses.  The Grantor will not (i) amend, modify, terminate or waive any provision of any Patent License with respect to any Patent or Trademark License with respect to any Trademark in any manner which could reasonably be expected to materially adversely affect the value of such Patent License or Trademark License as Patent and Trademark Collateral, or (ii) fail to exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Patent License and Trademark License with respect to any Trademarks.  Within three (3) days of receipt thereof, the Grantor will deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to each Patent License and Trademark License.

(f)           Further Identification of Patent and Trademark Collateral.  The Grantor shall furnish to the Lender from time to time, upon the request of the Lender, statements and schedules further identifying and describing the Patent and Trademark Collateral and such other reports in connection with the Patent and Trademark Collateral as the Lender may reasonably request, all in reasonable detail.

(g)           Notices.  The Grantor shall advise the Lender promptly, but in no event later than three (3) days after the occurrence thereof, in reasonable detail, at its address specified in accordance with Section 15 hereof, (i) of any Lien on, or claim asserted against, any of the Patent and Trademark Collateral, other than as created hereby or as permitted hereby, (ii) of any Event of Default hereunder or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default hereunder and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Liens created hereunder or the rights of the Lender hereunder.

(h)           Patents.

(1)           The Grantor will notify the Lender immediately if it knows, or has reason to know, that any application relating to any Patent may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership of or license rights or other rights with respect to any Patent.

(2)           The Grantor will, with respect to any Patent that the Grantor obtains after the Closing Date or any Patent License that the Grantor acquires after the Closing Date, promptly, but in no event later than three (3) days thereafter, (i) take all actions necessary so that the Lender shall obtain a perfected security interest in such Patent or Patent License and (ii) provide to the Lender a revised Exhibit A, listing all Patents and all Patent Licenses in which the Grantor has an interest.

(3)           Upon request of the Lender, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender’s security interest in such Patents or Patent Licenses, and the Grantor hereby constitutes the Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under this Agreement and the other Loan Documents.

(4)           The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO to maintain and pursue each Patent including, without limitation, payment of maintenance fees.

(5)           In the event that any Patent included in the Patent and Trademark Collateral is infringed by a third party, the Grantor shall promptly notify the Lender after the Grantor learns thereof and shall, if appropriate, sue for infringement, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, or take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

(6)           The Grantor hereby grants to the Lender and Lender’s employees and agents the right, upon prior written notice, to visit the Grantor’s plants and facilities, and the Grantor shall use its best efforts to arrange for the Lender and its employees and agents to have access to such plants and facilities of third parties which manufacture or supply goods or services, for or under contract with the Grantor.

(i)           Trademarks.

(1)           The Grantor (either itself or through licensees) will, with respect to each Trademark identified in Exhibit B, as Exhibit B may be amended, supplemented or otherwise modified from time to time, (i) continue to use or have used such Trademark to the extent necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a first priority perfected security interest in the Grantor’s interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

(2)           The Grantor will promptly notify the Lender if any application or registration relating to any Trademark may become abandoned, canceled or denied, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership interest in such Trademark or its right to register the same or to keep and maintain the same.

(3)           The Grantor will, with respect to any Trademark that the Grantor registers after the Closing Date or any Trademark License that the Grantor acquires after the Closing Date, promptly (i) take all actions necessary so that the Lender shall obtain a perfected security interest in such Trademark or Trademark License and (ii) provide to the Lender a revised Exhibit B listing all registered Trademarks and all Trademark Licenses in which the Grantor has an interest.

(4)           Upon request of the Lender, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender’s security interest in any Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under the Loan Documents.

(5)           The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO, to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(6)           In the event that any Trademark included in the Patent and Trademark Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Lender and shall, if appropriate, sue for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Grantor reasonably deems appropriate under the circumstances to protect such Trademark.

(j)           Further Actions.  Without limiting the foregoing provisions of this Section 4, the Grantor further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for the Lender, all right, title and interest in and to the Patent and Trademark Collateral, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications, and preliminary or other statement of the giving of testimony in any interference or other proceeding in which the Patent and Trademark Collateral or any application, Patent or Trademark directed thereto or derived therefrom may be involved.

(k)           License Agreements.  The Grantor shall comply with its obligations under each of its Patent Licenses and Trademark Licenses.

(l)           Changes in Locations, Name, Etc.   The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3(e) or (ii) change its name, identity or corporate structure except as may be permitted under the Loan Agreement and, prior to such action or event, shall have taken appropriate action satisfactory to the Lender to preserve and protect the Lender’s collateral assignment and the Security Interest under this Agreement.

(m)           Subsidiaries.  This Agreement is entered into on behalf of and for the benefit of the Grantor.  The Grantor will not permit any of its Subsidiaries or Affiliates to have any ownership or other rights in or to exercise any control over any of the Patent and Trademark Collateral.

(n)           Indemnification.  The Grantor shall indemnify, protect, defend and hold harmless the Lender and its officers, trustees, employees, attorneys, managers, members, directors, Affiliates, agents, shareholders and representatives (each, an “Indemnified Person”) from and against any and all claims, demands, losses, judgments, damages, expenses or liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the transactions contemplated herein, including, without limitation, any breach hereof or Event of Default, or the exercise by the Lender of any right or remedy granted to it hereunder or under the other Loan Documents or under applicable law.  In no event shall any Indemnified Person other than the Lender have any liability or obligation to the Grantor under this Agreement or applicable law (liability under which the Grantor hereby waives) for any matter or thing in connection with this Agreement, and in no event shall the Lender be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of the Grantor under this Section 4(n) are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

5.           Lender’s Powers.

(a)           Powers.  The Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender’s discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of the Obligations.

(b)           Filing and Recordation.  In addition to the filings the Grantor is required to make as specified in Exhibit C, this Agreement or an instrument referring hereto may be filed and recorded in such public offices and with such governmental authorities, including the PTO, as the Lender may determine from time to time.  The Lender may so file and record this Agreement as a “security interest”, “collateral assignment”, “assignment” or similar designation as the Lender may determine (so long as such designation is consistent with the terms of this Agreement) and the Lender may from time to time rerecord and refile or take other action to change the designation under which this Agreement is filed or recorded (so long as such designation is consistent with the terms of this Agreement).

(c)           Other Powers.  The Grantor also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Patent and Trademark Collateral.

(d)           No Duty on Lender’s Part.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Patent and Trademark Collateral and shall not impose any duty upon the Lender to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, partners, managers, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(e)           Grantor Remains Liable under Contracts.  Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts that constitute part of the Patent and Trademark Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract.  The Lender shall not have any obligation or liability under any Contract that constitutes part of the Patent and Trademark Collateral by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Contract pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.           Performance by Lender of Grantor’s Obligations.  If the Grantor fails to perform or comply with any of its agreements contained herein, the Lender, following notice to the Grantor to the extent required under the Loan Documents, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Lender incurred in connection with such performance or compliance shall be payable by the Grantor to the Lender on demand and shall constitute Obligations secured hereby in accordance with the provisions of the Loan Agreement.

7.           Remedies.  If an Event of Default has occurred and is continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC and all other rights and remedies granted to it under the Loan Agreement.

8.           Limitation on Duties Regarding Preservation of Patent and Trademark Collateral.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Patent and Trademark Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account.  Neither the Lender nor any of its Affiliates, directors, managers, members, officers, employees, representatives or agents shall be liable for failure to demand, collect or realize upon all or any part of the Patent and Trademark Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Patent and Trademark Collateral upon the request of the Grantor or otherwise.

9.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Patent and Trademark Collateral are irrevocable and powers coupled with an interest until the Grantor has paid and performed in full all of the Obligations.

10.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.           Paragraph Headings, Captions, Etc.  The paragraph headings, the captions and the footers, used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.           No Waiver; Cumulative Remedies.  The Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  The rights and remedies herein and in the other Loan Documents provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

13.           Waivers and Amendments; Successors and Assigns.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement.  This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Lender and its successors and assigns.  The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Lender, which may be withheld by the Lender in its sole and absolute discretion.

14.           Termination of Security Interest; Release of Patent and Trademark Collateral.

(a)    Upon the indefeasible payment and performance in full by the Grantor of the Obligations, all right, title and interest of the Lender in and to the Patent and Trademark Collateral, including the Security Interest, pursuant to this Agreement shall terminate and all rights to the Patent and Trademark Collateral shall revert to the Grantor.

(b)           Upon any such termination of the Security Interest, the Lender will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the reassignment of the Patent and Trademark Collateral to the Grantor and the termination of the Security Interest.  The Lender shall deliver to the Grantor all Patent and Trademark Collateral so released then in the Lender’s possession.

15.           Notices.

All notices, requests and demands to or upon the respective parties hereto shall be given in writing and either (a) delivered by hand or (b) delivered by national overnight courier service with next business day delivery, and shall be deemed to have been duly given or made on the date of delivery if delivered by hand, and on the next business day if delivered by national overnight courier service.    All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Grantor:	Reed’s, Inc. 13000 South Spring Street, Los Angeles, California 90061 Attn: Christopher Reed, Chief Executive Officer

If to Lender:	GemCap Lending I, LLC 1401 Ocean Avenue Suite 305 Santa Monica, California 90401 Attn: David Ellis

With a copy to:	Cohen Tauber Spievack & Wagner P.C. 420 Lexington Avenue, Suite 2400 New York, New York 10170 Attention: Robert A. Boghosian, Esq.

16.           Fees and Expenses.  The Grantor agrees to pay the fees of the Lender in performing its services under this Agreement and all reasonable expenses (including but not limited to attorneys’ fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Patent and Trademark Collateral or in any way relating to the performance of the obligations or the enforcement or protection of the rights of the Lender hereunder.

17.           Survival.  All representations, warranties, covenants and agreements of the Grantor and of the Lender contained herein will survive the execution and delivery hereof and the release of any Patent and Trademark Collateral pursuant hereto and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Lender or the Grantor or any person who controls the Lender or the Grantor.

18.           Grantor’s Obligations Absolute, Etc. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the other Loan Documents or any other agreement or instrument referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Loan Document or other agreement or instrument; (c) any furnishing of any additional security to the Lender or its assignees or any acceptance thereof or any release of any security by the Lender or its assignees; (d) any limitation on any party’s liability or obligations under any such Loan Document or other agreement or instrument or any invalidity or unenforceability, in whole or in part, of any such Loan Document or other agreement or instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Grantor shall have notice or knowledge of any of the foregoing.

19.           Integration.  This Agreement, together with the other agreements referenced herein, represents the entire agreement of the Grantor and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein.

20.           Counterparts; Execution.  This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

21.           APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, THE LAWS OF WHICH THE GRANTOR HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER.  THE GRANTOR AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

22.           WAIVER OF JURY TRIAL.  GRANTOR HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN GRANTOR AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN GRANTOR AND LENDER.  GRANTOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

23.           CONSENT TO JURISDICTION.  GRANTOR HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO.  IN ANY SUCH ACTION OR PROCEEDING, GRANTOR WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GRANTOR AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.    NOTWITHSTANDING THE FOREGOING, GRANTOR CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS IN AND TO THE COLLATERAL AND GRANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.

[SIGNATURE PAGE FOLLOWS]

24.           Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Grantor and the Lender have caused this Patent and Trademark Security Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

REED’S, INC. By: _________________________ Name: Title:

GEMCAP LENDING I, LLC By: _________________________ Name: Title:

[SIGNATURE PAGE – PATENT AND TRADEMARK SECURITY AGREEMENT]

STATE OF                )ss.
COUNTY OF            )

On _______________, 2009, before me, ______________________, a Notary Public, personally appeared  _____________________________, who proved to me on the basis of satisfactory evidence to be the person ( s ) whose name ( s ) is / are subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her / their authorized capacity ( ies ) on behalf of Reed’s, Inc., as Grantor, and that by his / her / their signature ( s ) on the instrument, Reed’s, Inc. executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

STATE OF                )ss.
COUNTY OF            )

On _______________, 2009, before me, ________________________, a Notary Public, personally appeared  ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of GemCap Lending I, LLC, as Lender, and that by his signature on the instrument, GemCap Lending I, LLC executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the state of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

EXHIBIT A

Patents, Patent Licenses and Patent Applications

None

ISSUED PATENTS
None

PATENT  LICENSES

None

PATENT APPLICATIONS

None

EXHIBIT B

Trademarks and Trademark Licenses
TRADEMARKS

Serial App. No.	Item	Status	Filing Date	Date Published, Allowed, or Registered

78014426	Reed’s	[ ]	[ ]	[ ]
78867175	Virgil’s	Live	April 21, 2006	February 27, 2007
	Sonoma Sparkler	Abandoned
73720012	China Cola	Live	January 9, 2009	Not yet registered

TRADEMARK LICENSES

Trademark License	Parties	Date
None.

EXHIBIT C

Filings Required for Collateral Assignment
and to Perfect Security Interest

1.	Filing of Trademark Collateral Assignment and Security Agreement with the United States Patent and Trademark Office

2.	Filing of Patent Collateral Assignment and Security Agreement with the United States Patent and Trademark Office, as applicable

3.	Filing of notice of security interest with the State of Delaware.

EXHIBIT D

FORM OF PATENT COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of November __, 2009, (this “Agreement”), made by REED’S, INC., a Delaware corporation with its principal place of business located at 13000 South Spring Street, Los Angeles, California 90061  (“Grantor”), in favor of GEMCAP LENDING I, LLC, a Delaware limited liability company with offices at 1401 Ocean Avenue, Suite 305, Santa Monica, CA 90401 (“Lender”).

Capitalized terms not otherwise defined herein have the meaning set forth in the Patent and Trademark Security Agreement, of even date herewith, between Grantor and Lender (the “Patent and Trademark Security Agreement”).

W I T N E S S E T H:

WHEREAS, the Grantor has acquired certain right, title and interest in certain United States patents and patent applications identified in Exhibit 1 hereto (the “Patents”);

WHEREAS, the Grantor and the Lender are parties to that certain Loan and Security Agreement, dated as of November _, 2009 (as from time to time amended or supplemented, the “Loan Agreement”);

WHEREAS, it is a condition precedent to the Lender’s entry into the Loan Agreement that the Grantor shall have executed and delivered the Patent and Trademark Security Agreement to the Lender;

WHEREAS, the Grantor wishes to grant to the Lender a security interest in certain of its property and assets to secure the performance of its obligations under the Loan Agreement and the other Loan Documents; and

WHEREAS, the Grantor and Lender by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Patents;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Lender of, and has granted to the Lender a security interest in, all of the Grantor’s right, title and interest in, to, and under the Patents.  The Grantor also acknowledges and confirms that the rights and remedies of the Lender with respect to the collateral assignment of and security interests in the Patents acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Loan Documents, the terms and provisions of which are incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

REED’S, INC. By: _________________________ Name: Title:

GEMCAP LENDING I, LLC By: _________________________ Name: Title:

[SIGNATURE PAGE - PATENT COLLATERAL ASSIGNMENTAND SECURITY AGREEMENT]

STATE OF                )ss.
COUNTY OF            )

On _____________, 2009, before me, ______________________, a Notary Public, personally appeared  _________________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of Reed’s, Inc., as Grantor, and that by his signature on the instrument, Reed’s, Inc. executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

STATE OF               )ss.
COUNTY OF           )

On ______________, 2009, before me, _________________________, a Notary Public, personally appeared  ______________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of GemCap Lending I, LLC, as Lender, and that by his signature on the instrument, GemCap Lending I, LLC executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

EXHIBIT 1

Patents and Patent Applications

EXHIBIT E

FORM OF TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of November 13, 2009, made by REED’S, INC., a Delaware corporation, with its principal place of business located at 13000 South Spring Street, Los Angeles, California 90061  (“Grantor”), in favor of GEMCAP LENDING I, LLC, a Delaware limited liability company with offices at 1401 Ocean Avenue, Suite 305, Santa Monica, CA 90401 (“Lender”).

Capitalized terms not otherwise defined herein have the meaning set forth in the Patent and Trademark Security Agreement, of even date herewith, between Grantor and Lender (the “Patent and Trademark Security Agreement”).

W I T N E S S E T H:

WHEREAS, the Grantor has acquired an interest in certain trademarks identified in Exhibit 1 hereto (the “Trademarks”);

WHEREAS, the Grantor and the Lender are parties to that certain Loan and Security Agreement, dated as of November 13, 2009 (as from time to time amended or supplemented, the “Loan Agreement”);

WHEREAS, it is a condition precedent to the Lender’s entry into the Loan Agreement that the Grantor shall have executed and deliver the Patent and Trademark Security Agreement to the Lender;

WHEREAS, the Grantor wishes to grant to Lender a security interest in certain of its property and assets to secure the performance of its obligations under the Loan Agreement and the other Loan Documents;

WHEREAS, the Grantor and the Lender by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Lender of, and has granted to the Lender a security interest in, all of the Grantor’s right, title and interest in, to, and under the Trademarks.  The Grantor also acknowledges and confirms that the rights and remedies of Lender with respect to the collateral assignment of and security interests in the Trademarks acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Loan Documents, the terms and provisions of which are incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

REED’S, INC. By: _________________________ Name: Title:

GEMCAP LENDING I, LLC By: _________________________ Name: Title:

[SIGNATURE PAGE - TRADEMARK COLLATERAL ASSIGNMENTAND SECURITY AGREEMENT]

STATE OF                )ss.
COUNTY OF            )

On _______________, 2009, before me, ________________________, a Notary Public, personally appeared  ____________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of Reed’s, Inc., as Grantor, and that by his signature on the instrument, Reed’s, Inc. executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

STATE OF                )ss.
COUNTY OF            )

On ________________, 2009, before me, __________________________, a Notary Public, personally appeared  _________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of GemCap Lending I, LLC, as Lender, and that by his signature on the instrument, GemCap Lending I, LLC executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________________
                                                                , Notary Public
My Commission Expires ___________________

EXHIBIT 1

Trademarks

Serial App. No.	Item

78014426	Reed’s
78867175	Virgil’s
Sonoma Sparkler
73720012	China Cola

Exhibit 1.67
to
Loan and Security Agreement

Permitted Encumbrances

Landlord’s interest in the following equipment (and in similar equipment used for the brewing of beverages hereafter acquired by Borrower and located at 12930 South Spring Street, Los Angeles, California  90061, or 13000 South Spring Street, Los Angeles, California 90061):

Machinery & Equipment
Ursell Dicer Cutter &Slicer
Cooling Tower
Air Compressor
Keg Machine
Floor Grinder
Forklift Overhaul
20 Ton Glycol Chiller Refrigerator system
Storage containers (4)x 40 foot
5,000# lift truck
Air Compressor

Brewery Equipment
Bottling Line from Palm Springs Brewing
included 1997 GAI Rinser/Filler/Crowner, Kosme labeler and conveyers and two jacked 50 BBl pressure vessels
Case Packer
Conveyer
Fristam Sanitary pump
Electrical panel
pasteurizer from AGAR Tank & Equipment
Cirque Brewery
includes 600 sq ft cold box 3 kettle 30 BBl brewhouse 6x 60 BBl pressure vessels misc pumps etc tank insulation upgrade
IDD flash pasteurizer
Filter Culligan Carbon bed
5 gallon kegs x 500
Marq case erector
Pearson 6 pak erector
Pearson stuffer
Conveyor for marq and pearson

Boiler Equipment
Smith Boiler from SAI, Inc
Boiler System add-ons

Other Equipment
Equipment described as collateral in the UCC Financing Statements filed by Landlord on November 12, 2009, with initial filing numbers 2009 3643183, 2009 3643191, 2009 3643209, and 2009 3643217.

Exhibit 1.87
to
Loan and Security Agreement

Form of Validity Agreement

VALIDITY GUARANTY

This Validity Guaranty, dated as of November 12,2009 ("Guaranty"), is by Christopher Reed ("Guarantor") in favor of GemCap Lending I, LLC, a Delaware limited liability company ("Lender").

RECITALS

A.           Capitalized terms not otherwise defined herein have the meaning set forth in that certain Loan and Security Agreement, of even date herewith (the "Loan Agreement"), by and among Lender and Reed's, Inc., a Delaware corporation ("Borrower"). "Guarantor Obligations" means Guarantor's guarantee of the full and prompt payment, satisfaction and performance of the Obligations in accordance with the terms and subject to the limitations set forth herein.

B.           Guarantor desires that Lender establish a revolving loan credit facility for Borrower in the principal amount of up to Three Million Dollars ($3,000,000) pursuant to the Loan agreement (such facility, as may be modified or replaced from time to time, the "Facility").

C.           Lender has conditioned its willingness to establish the Facility upon the fulfillment of certain conditions, among them that Guarantor enters into this Guaranty.

D.           Guarantor acknowledges and agrees that Guarantor will derive a substantial and direct benefit and advantage from the Facility and other agreements and financial accommodations of Lender to Borrower under the Loan Documents.

Accordingly, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, the parties hereby agree as follows:

Section 1. Guaranty. Subject to Section 2. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment, satisfaction and performance of any and all Obligations as and when due, whether at stated maturity, by acceleration or otherwise, and including any and all interest, fees, expenses, damages, and penalties that may be paid or incurred by Lender in the collection of all or any portion of the Obligations or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of Lender relating thereto, irrespective of the manner or success of any such collection, exercise or enforcement.

Section 2. Limitation. Notwithstanding any other provision of this Guaranty to the contrary, Lender shall not enforce this Guaranty except to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with one or more of the following (each of the following clauses (a) through (e) being independent and Lender may enforce this Guaranty separately under any or all of them):

(a)  any fraud or misrepresentation by Borrower or Guarantor in connection with the Loan Documents or the transactions contemplated thereby;

(b)      the gross negligence or willful misconduct of Borrower or Guarantor;

(c)  the removal or disposal of any portion of the Collateral after an Event of Default;

(d)  any tortious interference by Guarantor with the Loan Documents or the transactions contemplated thereby; or

(e)  any misappropriation of any Loan proceeds by Borrower or Guarantor, or any other negligent or intentional misconduct by Borrower or Guarantor that impairs the Collateral.

Section 3. Continuing Guaranty. Guarantor covenants and agrees that: (a) this is a continuing guarantee of payment, satisfaction and performance, and not collectibility only, whether the Obligations are now or hereafter existing, acquired or created, and irrespective of the fact that, from time to time, monies may be advanced, repaid and readvanced, and the outstanding balance of the Facility may be zero; (b) mis Guaranty may not be revoked or terminated until such time as the Obligations and Guarantor Obligations shall have been fully paid and satisfied and Lender acknowledges the same in writing to Guarantor; (c) the Obligations shall not be deemed to have been otherwise fully paid and satisfied so long as any Loan Document (other than this Guaranty) shall have any continuing force or effect; and (d) the Obligations will be paid and satisfied in full in accordance with the terms and provisions of the Loan Documents without regard to any applicable law now or hereafter in effect in any jurisdiction, or the legality, validity, binding effect or enforceability of any term of any Loan Document, including, without limitation, any applicable law that might in any manner affect any of those terms and provisions, or any of the rights, powers, privileges, remedies and interests of Lender with respect thereto, or that might cause or permit to be invoked any alteration in the time, amount, or manner of payment of any of the Obligations by Borrower or any other person or entity (other than Lender).

Section 4. Agreement Absolute. Survival of Representations. Etc. Each of the representations, warranties, covenants and other obligations and agreements contained in this Guaranty and the Loan Documents: (a) shall be absolute and unconditional, irrespective of the legality, validity, binding effect or enforceability of any Obligations or Guarantor Obligations or of any Loan Document; (b) shall survive the execution and delivery of this Guaranty and the Loan Documents, and any and all advances, repayments and readvances thereunder, and shall remain and continue in full force and effect until Lender's lending commitment (if any) under the Facility has terminated and all Obligations and Guarantor Obligations have been fully paid and/or satisfied, without regard (i) to any waiver, modification, extension, renewal, consolidation, division, amendment or restatement of any term or provision of any Loan Document, (ii) to any full, partial, delayed, discontinued or non-exercise of any of Lender's rights, powers, privileges, remedies and interests under any Loan Document or applicable law, against any person or entity, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (iii) to any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu of foreclosure, or otherwise), sale, lease or other realization, dealing or disposition respecting any Collateral, (iv) to any release, subordination or impairment of all or any part of any Obligations or Collateral, or any security interest therein (whether intentionally or otherwise), (v) to any extension, stay, moratorium or statute of limitations or similar time constraint under any applicable law, (vi) to any investigation, analysis or evaluation by Lender or its designees or representatives of the assets, business, operations, properties or condition (financial or otherwise) of Borrower or Guarantor (vii) to any act or omission on the part of Lender, Borrower, or any other person or entity, (viii) to any inducement to Guarantor to enter into this Guaranty, or (ix) to any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of Borrower or Guarantor; (c) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that Guarantor may have against Lender, Borrower, or any other person or entity; and (d) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of Guarantor, Borrower, or any other person or entity, or the inability of any of them to pay debts or perform or otherwise satisfy obligations as they become due for any reason whatsoever.

Section 5. Guaranty Not Affected. Without limiting the generality of the foregoing sections or any other term or provision of this Guaranty, Guarantor covenants, agrees and consents that, at any time, and from time to time, in accordance with the Loan Documents: (a) loans may be advanced, repaid and readvanced from time to time, or the amount of loans, the rate of interest thereon, any other Obligation or the credit availability under the Facility or any Loan Document may be increased or otherwise changed; (b) the time, manner, place and other terms and provisions of payment or performance of any one or more of the Obligations may be amended, extended or otherwise changed; (c) any partial or late payment, or any payment during the continuance of any default, under any Loan Document may be accepted in whole or in part or rejected; (d) any Collateral may be surrendered, repossessed, sequestered, judicially or nonjudicially foreclosed, conveyed or assigned (by deed in lieu of foreclosure or otherwise), sold, leased or otherwise realized upon, dealt with or disposed of, in whole or in part, whether to Lender, its designees or representatives or otherwise; (e) any mortgage or other security interest in any such Collateral may be held without recordation or other filing or notice or perfection (whether intentionally or otherwise), may be recorded or otherwise perfected, or may be assigned, released, subordinated or otherwise impaired, dealt with or disposed of in whole or in part; (f) any one or more payments, distributions and proceeds received from or in respect of Borrower, Guarantor or any other person or entity, or any Collateral may be applied in the sole and absolute discretion of Lender to the Obligations or to any other indebtedness or obligations (including interest), the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of this Guaranty or the other Loan Documents, or the establishment and maintenance of any Collateral (all payments made by Guarantor, Borrower, or any other person or entity shall be made free and clear of, and without any reduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect thereto); (g) the liability of Borrower, Guarantor or any other person or entity to pay any and all of the Obligations may be settled, compromised, adjusted, forgiven, released or affected by any other accommodation, in whole or in part, and payment of any and all of the Obligations may be subordinated to the prior payment of any other debts or claims of any other person; (h) any representation, warranty, covenant or other term or provision of any Loan Document, in whole or in part, may be the subject of one or more waivers of applicability or consents to nonperformance, noncompliance or nonobservance, whether or not constituting defaults, or may be otherwise not exercised or enforced (whether intentionally or otherwise); (i) any Loan Document, or any term or provision thereof, in whole or in part, may be amended, extended, renewed or otherwise changed in any respect by the respective parties thereto in the manner provided therein; (j) any one or more of this Guaranty or the other Loan Documents, or any one or more of the rights, powers, privileges, remedies and interests of Lender herein or therein, may be sold, conveyed, assigned or otherwise transferred in whole or part (including participations or other undivided interests) to any other person or entity; (k) any other right, power, privilege, remedy or interest of Lender under this Guaranty, any other Loan Document or applicable law may be exercised or enforced by Lender or its designees or representatives, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or any such right, power, privilege, remedy or interest may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise); all in such manner and order, upon such terms and provisions and subject to such conditions as Lender may, subject to the terms of the Loan Documents, deem necessary or desirable in its sole and absolute discretion, all without notice to or consent from Guarantor; or (1) the death, incapacity, imprisonment or indictment and/or conviction of any criminal offense of Guarantor; and all of the above clauses (a^ through (1) without affecting this Guaranty or any other Loan Document or any of the Guarantor Obligations, which obligations shall continue in full force and effect until such time as all Obligations and all Guarantor Obligations have been fully paid and satisfied.

Section 6. Certain Representations and Warranties. Guarantor represents and warrants to Lender as to each of the matters set forth below: (a) Guarantor is an individual residing at the address set forth herein; (b) Guarantor has the full legal capacity and unconditional right to execute and deliver this Guaranty and each of the other Loan Documents to which Guarantor is or will be a party, and to perform all of Guarantor's obligations hereunder and thereunder; (c) the execution and delivery by Guarantor of this Guaranty and each of the other Loan Documents to which Guarantor is or will be a party, and the performance by Guarantor of all of Guarantor's obligations hereunder and thereunder will not violate or be in conflict with any term or provision of (i) any law, rule statute, ordinance, regulation, code, (including, without limitation, any applicable usury or similar law), (ii) any judgments, orders, writs, injunction, or decrees or (ii) any mortgages, indentures, leases, licenses, agreements, understandings, instruments, contracts, proposed transactions or other obligation of Guarantor or to which Guarantor is a party or by which Guarantor, or any material part of Guarantor's assets and properties, may be bound or subject, and will not result in the creation or imposition of any Lien upon any of Guarantor's assets or properties; (d) Guarantor shall not take any action or inaction that may impair any material part of Guarantor's assets and properties; (e) no licenses, permits, franchises, approvals, consents, waivers, notices, authorizations, qualifications, concessions, or the like, or registration, declaration or filing are required (1) in connection with the due and valid execution, delivery and performance by Guarantor of this Guaranty or any other Loan Document to which Guarantor is or will be a party, or (2) to effect the legality, validity, binding effect or enforceability of this Guaranty or any of the Loan Documents; (f) this Guaranty is, and the other Loan Documents to which Guarantor is or will be a party, when executed and delivered, will be, legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms and provisions; and (g) Guarantor is solvent (i.e., the aggregate fair value of Guarantor's assets exceeds the sum of Guarantor's actual and contingent liabilities) and, both before and after taking into account the Guarantor Obligations, Guarantor has adequate capital and is able to pay his debts as they mature.

Section 7. Certain Covenants of the Guarantor. Guarantor covenants and agrees that, from the date hereof and until the Obligations and Guarantor Obligations have each been fully paid and satisfied, Guarantor shall give, or cause to be given, immediate written notice to Lender of (i) any change in the domicile of Guarantor, (ii) the institution or threat of, or any adverse change in, any action, suit, investigation or proceeding at law, in equity, in arbitration or otherwise, involving or affecting Guarantor or any Guarantor Obligation, or (iii) any change in location or material loss in the assets, properties and/or liabilities of Guarantor or a material decline in the value or the validity thereof.

Section 8. Certain Acknowledgments and Waivers of Guarantor. Guarantor acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon Lender by this Guaranty, the other Loan Documents and applicable law are purely discretionary and shall not, and shall not be deemed or construed to, impose upon Lender any duty or other obligation, including, without limitation, any obligation (a) to sell, foreclose or otherwise realize upon any Collateral, (b) to protect or preserve any Collateral, (c) to perform or satisfy any obligation under or respecting any Collateral or Guarantor, (d) to mitigate or otherwise reduce any expense, fees, penalties, damage or other loss, or (e) to otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon any Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by Lender in its discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, to the extent waiver is not limited under applicable law, Guarantor hereby expressly waives each and every claim or defense, and agrees that Guarantor will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of disposition of any Collateral (which may be at random or in any order Lender may select in its sole and absolute discretion, and may be without regard to any holding period or tax basis that any person or entity may have therein or any tax or other consequences arising from such disposition), (iii) the private sale of any Collateral, whether or not any public market exists, (iv) the choice or timing of any sale date as to any Collateral (which Lender may select in its sole and absolute discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (v) the adequacy of the sale price of any Collateral, (vi) any insufficiency of any such proceeds to fully satisfy the Obligations and Guarantor Obligations, (vii) any sale of any Collateral to the first person or entity to receive an offer or make a bid, (viii) the selection of any purchaser of any Collateral, or (ix) any default by any purchaser of any Collateral. Guarantor hereby expressly waives the applicability of any and all applicable laws that are or may be in conflict with the terms and provisions of this Guaranty or the other Loan Documents now or at any time in the future to the extent waiver is not limited under applicable law, including (without limitation) those pertaining to notice (other than notices required by this Guaranty or any other Loan Document), protest, appraisal, valuation, stay, extension, moratorium, marshaling of assets, exemption and equity of redemption. Neither Lender nor any of its designees or representatives shall incur any liability in connection with any sale of or other action taken respecting any Collateral in accordance with the provisions of this Guaranty or any other Loan Document or applicable law.

Section 9. Waivers of Notice. Etc. Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty; (b) notice of any action taken or omitted in reliance hereon; (c) presentment; (d) demand for payment; (e) protest or notice of protest; (f) notice of any nonpayment or the occurrence or continuance of any other default, or any other event that (with the giving of notice or the passage of time or both) could constitute a default, under any Loan Document; (g) notice of any material or adverse effect, whether individually or in the aggregate, upon the assets, business, operations, properties or condition (financial or otherwise) of Borrower, Guarantor or any other person or entity, or upon any part of any Collateral; (h) any statute of limitations or similar time constraint under any applicable law, whether with respect to the Obligations or Guarantor Obligations or otherwise; or (i) any other proof, notice or demand of any kind whatsoever or the making or promptness in making any claim or demand under this Guaranty or any other Loan Document. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Guaranty or any of the Guarantor Obligations.

Section 10. Bankruptcy: Reinstatement. In the event Lender is not permitted or is otherwise unable (because of the pendency of any bankruptcy, insolvency, receivership or other proceeding) to demand or accelerate the Obligations, but otherwise would have been permitted to do so at such time pursuant to any Loan Document, Lender may demand payment in full, and may exercise and enforce any and all of its other rights, powers, privileges, remedies and interests under this Guaranty or the other Loan Documents to which Guarantor is a party or by which Guarantor may be bound or subject, in each case as if the Obligations had been duly demanded or accelerated, and Guarantor will not raise, and hereby expressly waives and releases, any claim or defense with respect to such deemed demand or acceleration. In the event any payment of or any application of any amount, asset or property to any of the Obligations or Guarantor Obligations, or any part thereof, at any time is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, or any other person or entity, whether by order of any court, by any settlement approved by any court, or otherwise, then the terms and provisions of this Guaranty and the other Loan Documents shall continue to apply, or shall be reinstated if not then in effect, as the case may be, with respect to the Obligations or Guarantor Obligations so rescinded, restored or returned, all as though such payment or application had never been made.

Section 11. Enforcement. Lender, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that Lender may have under this Guaranty, any other Loan Document or applicable law at law, in equity, in rem or in any other forum available under applicable law, severally and cumulatively. Lender may institute one or more proceedings (which may be separate proceedings) with respect to this Guaranty and each of the other Loan Documents in such order and at such times as Lender may elect in its sole and absolute discretion. This Guaranty and the other Loan Documents may be enforced without possession of any underlying promissory note, security agreement or pledge, or its production in any action, suit or proceeding, and without the presence or participation of Borrower or Guarantor, whether through lack of jurisdiction, venue or service or otherwise; and Guarantor will not raise, and each hereby waives, any objection or defense respecting the need for any such production, presence or participation.

Section 12. Exculpation. Lender and its participants, affiliates, custodians and designees, representatives, and its officers, employees, attorneys and agents, shall not incur any liability for any acts or omissions (and Guarantor hereby expressly waives any and all related claims and actions against each such person or entity) arising out of or related directly or indirectly to this Guaranty, except to the extent occasioned by the respective person's or entity's gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority or court having jurisdiction.

Section 13. Subrogation. No payment by Guarantor shall entitle Guarantor, by subrogation to the rights of Lender, rights of reimbursement, restitution or contribution from Borrower, or otherwise, to any payment by Borrower (or out of any assets of Borrower), except after the final and irrevocable payment (in cash) and satisfaction of any and all Obligations and Guarantor Obligations.

Section 14. Expenses. Etc. Guarantor shall pay or reimburse, on demand, any and all costs and expenses incurred by Lender, whether directly or indirectly, in connection with the enforcement and adjudication of this Guaranty and any other Loan Documents, including (without limitation) the disbursements, expenses and reasonable fees of counsel.

Section 15. Further Assurances. Guarantor agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as Lender from time to time may request in connection with this Guaranty and in order to (a) evidence, confirm, perfect and protect any lien granted by Guarantor, (b) give Lender or its designees or representatives confirmation and further assurance of its rights, powers, privileges, remedies and interests under this Guaranty, the other Loan Documents and applicable law, (c) better enable Lender or its designees or representatives to exercise any such right, power, privilege, remedy or interest, and (d) otherwise effectuate the purpose and the terms and provisions of this Guaranty or the other Loan Documents, each in such form and substance as may be acceptable to Lender.

Section 16. Relationship of Guarantor and Lender. Etc. Guarantor represents, warrants, acknowledges and agrees that: (a) Lender is acting solely in the capacity of Lender with respect to this Guaranty, the other Loan Documents and the Collateral; (b) Guarantor's sole relationship with Lender is that of debtor and creditor, respectively, and no term or provision of this Guaranty or any other Loan Document is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary or advisory relationship with Guarantor; and (c) Guarantor has independently and fully reviewed and evaluated this Guaranty, the other Loan Documents, and the transactions contemplated hereunder and thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of Guarantor and Borrowers (if any), which review and evaluation was made (i) together with counsel and (to the extent deemed prudent by Guarantor) financial and other advisors to Guarantor, and (ii) without any reliance upon any oral or written advice, analysis or assurance of any kind whatsoever from Lender.

Section 17. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this Paragraph):

If to Guarantor:

Christopher Reed
7706 Dunbarton Ave
Los Angeles, CA 90045

If to Lender:

GemCap Lending I, LLC
1401 Ocean Avenue, Suite 305
Santa Monica, California 90401
Attn: David Ellis

With a copy to:

Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Robert A. Boghosian, Esq.

Section 18. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, THE LAWS OF WHICH GUARANTOR HEREBY EXPRESSLY ELECTS TO APPLY TO THIS GUARANTY, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER. GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS GUARANTY SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS GUARANTY.

Section 19. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN GUARANTOR AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN GUARANTOR AND LENDER. GUARANTOR WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

Section 20. CONSENT TO JURISDICTION. GUARANTOR HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, GUARANTOR WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS GUARANTY. NOTWITHSTANDING THE FOREGOING, GUARANTOR CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS IN AND TO THE COLLATERAL AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.

Section 21. Construction. No provision of this Guaranty shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party or his or its counsel having, or being deemed to have, structured or drafted such provision.

Section 22. Headings. Amendments. Waiver. Etc. Section and paragraph headings are for convenience only and shall not be construed as part of this Guaranty. Any modification and amendment shall be in writing and signed by the parties, and any waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision shall be in writing and signed by each affected party hereto or thereto, as applicable.

Section 23. Entire Agreement. This Guaranty represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties, and supersedes all other prior agreements and understandings concerning the subject matter hereof, whether oral or written.

Section 24. Survival. All covenants, agreements, representations and warranties made by Guarantor herein or in any of the Loan Documents or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Guaranty, the Loan Documents and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

Section 25. Severability. Every provision of this Guaranty is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Guaranty is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Guaranty is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Guaranty shall not be affected thereby, and shall remain in full force and effect.

Section 26. No Waiver bv Action. Cumulative Rights. Etc. A waiver of a breach of any term, covenant or condition of this Guaranty shall not operate or be construed as a continuing waiver of such term, covenant or condition, or breach, or of any other term, covenant or condition, or breach by such party. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity. Lender is entitled to exercise all rights and remedies available to it at law or in equity in connection with this Guaranty. The rights and remedies of Lender hereunder are several and cumulative at Lender's discretion and may be exercised at Lender's discretion.

Section 27. Successors and Assigns. All covenants, promises and agreements by or on behalf of the parties contained in this Guaranty shall be binding upon and shall inure to the benefit of the parties and their respective estates, representatives, successors and assigns, as applicable; provided, however, that nothing in this Guaranty, express or implied, shall confer on Guarantor the right to assign any of his rights or obligations hereunder at any time.

Section 28. Counterparts. This Guaranty may be executed in one or more counterparts, and by facsimile or electronic signature, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Validity Guaranty as of the date first written above.

GUARANTOR:

AGREED TO AND ACCEPTED BY LENDER:

GEMCAP LENDING I, LLC

By: _______________________________
Name:
Title:

 [SIGNATURE PAGE TO VALIDITY GUARANTY]

Exhibit 1.88
to
Loan and Security Agreement

Form of Warehouse Agreement

GemCap Lending I, LLC
1401 Ocean Avenue, Suite 305
Santa Monica, California 90401

November 12, 2009

[WAREHOUSE ]
[ADDRESS        ]
[                           ]
[ATTN:              ]

Re:	Reed’s, Inc.

Dear [                     ]:

As part of our financing arrangement with Reed’s, Inc., a Delaware corporation (“Borrower”), Borrower has pledged and granted to GemCap Lending I, LLC (“GemCap”, “us” or “we”) a first priority continuing security interest in and lien upon all property and assets now owned and hereafter acquired by Borrower and the proceeds and products thereof (the “Collateral”).  The Collateral includes, among other things, merchandise, inventory and goods of the Borrower located in your facility at [_______________________] (the “Premises”) and which may be shipped to and stored with you from time to time in the future (any and all such merchandise, inventory and goods, collectively, the “Inventory”).

By your acknowledgement below, you certify as follows:

1.   There is storage or warehouse agreement in place between you and Borrower with respect to your storage of the Inventory (the “Warehouse Agreement”).  You agree that, to the extent any of the terms of this letter agreement conflict with any of the terms of the Warehouse Agreement, the terms of this letter agreement will govern and control. You further agree that the Warehouse Agreement may not be amended, supplemented or otherwise modified without our prior written consent.

2.   (a)  The Warehouse Agreement is in full force and effect and has not been amended, supplemented or otherwise modified, (b) there is no defense, offset, claim or counterclaim by or in favor of you against Borrower under the Warehouse Agreement, and (c) no notice of default has been given under or in connection with the Warehouse Agreement in connection with a default that has not been cured, and you have no knowledge of the occurrence of any default under or in connection with the Warehouse Agreement.

3.   This letter agreement is binding upon you and shall constitute notice to you that we have a security interest in the Inventory. You certify that you have not previously been advised that any person or entity, other than Borrower and GemCap, has any existing right, title or interest in any of the Inventory.

4.   Until you have received written notification to the contrary from us, you may release Inventory from the Premises in accordance with Borrower’s instructions. Upon delivery of any such written notification, you will handle the Inventory only in accordance with GemCap’s instructions, notwithstanding any instruction of the Borrower to the contrary.

5.   You are holding and will hold all Inventory for GemCap’s account in accordance with this letter agreement and you will release same to us upon demand, provided that you receive payment of any accrued charges for the storage of the Inventory being released.  You agree that you will not hinder or delay GemCap in enforcing its rights in and to the Inventory.

6.   To assist us in keeping accurate records relating to the Inventory, you will provide us with a finished goods inventory report (“Inventory Report”) regarding the Inventory upon request.  The Inventory Report shall set forth the quantity of Inventory held by you, and such other matters as we shall reasonably request, including information regarding delivery and shipment of the Inventory and statements of charges rendered to the Borrower.  In addition, you will confirm balances of the Inventory to us when an inventory is taken by you or the Borrower, and make copies of any such inventory available to us upon request.

7.   You hereby warrant and represent that you do not deal in the type of goods stored by the Borrower and you do not buy or sell such goods in the ordinary course of your business.

8.   Your costs and expenses of storing the Inventory shall be paid by Borrower. You agree to advise us in the event that any charges or expenses due from the Borrower to you become past due, and if not paid by Borrower, then we shall be afforded the option to pay such amounts. However, we shall not be directly or indirectly liable or responsible for any of said charges whether due or to become due.

9.   The arrangement and instructions outlined herein shall continue without any change or modification until we have given written notification to the contrary to you, which notification need only be signed by us.  Upon delivery of any such notification, you will handle the Inventory in accordance with our instructions.

10.   You hereby grant to the authorized representatives of GemCap a license to enter the Premises to do any or all of the following with respect to the Inventory: inspect, have appraised, remove, maintain, prepare for sale, transfer, or sell (at public or private sale) the Inventory at any time, with reasonable prior notice.  We shall not have any duty or obligation to remove or dispose of any Inventory, or any other property left on the Premises by Borrower.

11.   (a) You will not assert contractual, statutory or possessory liens, claims or demands of any kind which you have or may have in respect of the Inventory and (b) any rights you may have in or to the Inventory, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph), shall be subordinate in all respects to the rights of GemCap in respect thereof.  It is specifically acknowledged that GemCap’s security interest is senior to and will take priority over any warehouseman’s lien now existing or hereafter arising under applicable law in your favor on account of unpaid warehouse charges in connection with the Inventory.

12.   You will immediately notify us of any physical loss, damage, theft, or destruction of any portion of the Inventory.

13.   All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by hand or (b) delivered by national overnight courier service, and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to GemCap	GemCap Lending I, LLC 1401 Ocean Avenue Suite 305 Santa Monica, California 90401 Attn: David Ellis

If to you	[ ]

If to Borrower	Reed’s, Inc. 13000 South Spring Street Los Angeles, California 90061 Attn: Christopher Reed, Chief Executive Officer

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of California.  This letter agreement may be executed in counterparts and by facsimile or other electronic signature, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

Very truly yours, GEMCAP LENDING I, LLC By: _________________________ Name/Title:

ACKNOWLEDGED AND AGREED TO BY:

[                                                       ]

By: _________________________
Name/Title:

REED’S, INC.

By: /s/ James Linesch
James Linesch
Chief Financial Officer
Reed’s Inc.

Exhibit 2.2(b)
to
Loan and Security Agreement

Form of Revolving Loan Note

SECURED LOAN NOTE

Up to $3,000,000

Dated:  November 18, 2009

FOR VALUE RECEIVED, Reed’s, Inc. ("Borrower"), promises to pay to the order of GEMCAP LENDING I, LLC, a Delaware limited liability company with offices at 1401 Ocean Avenue, Suite 305, Santa Monica, California 90401 and its successors and assigns (“Lender”), on or before November 18, 2011, the principal sum of up to Three Million Dollars ($3,000,000) in accordance with the Loan and Security Agreement, of even date herewith, entered into by and between Borrower and Lender (as amended from time to time, the “Agreement”).  Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

INTEREST; AMORTIZATION; DUE DATE:  Interest on the outstanding principal balance hereof shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Interest shall accrue at a rate per annum equal to Eighteen Percent (18%), and shall be payable by Borrower in arrears (x) prior to the Maturity Date, on the first Business Day of each calendar month, commencing December 1, 2009, (y) in full on the Maturity Date and (z) on demand after the Maturity Date. Following and during the continuation of an Event of Default, interest on the Loan, including principal and interest, shall accrue at a rate per annum equal to Twenty-Four Percent (24%).

Subject to the prepayment provisions hereof, Borrower may borrow, repay and reborrow Loans, as set forth in the Agreement.

The entire principal balance of this Note then outstanding, plus any accrued and unpaid interest thereon, together with all penalties and late payment fees, if any, shall be due and payable on the Maturity Date pursuant to the terms of the Agreement. Borrower may prepay the entire unpaid principal sum of the Revolving Loans without premium or penalty, provided, however, that, (i) such prepayment is no less than the amount of the remaining outstanding principal sum of all outstanding Revolving Loans, (ii) as part of such prepayment, Borrower shall pay Lender all other amounts due to Lender pursuant to this Note, the Agreement and other Loan Documents, and (iii) in addition, in the event Borrower makes such prepayment during the first nine (9) months of the Term, then Borrower shall pay to Lender an amount equal to $60,000 (representing two percent (2%) of the maximum Revolving Loan Commitment of $3,000,000) (the “Revolving Loan Prepayment Fee”).  The Revolving Loan Prepayment Fee is intended to compensate Lender for committing and deploying funds for Borrower’s Revolving Loans pursuant to the Agreement and for Lender’s loss of investment of such funds in connection with such early termination, and is not intended as a penalty.  The Revolving Loan Prepayment Fee also shall be due and payable by Borrower to Lender if Lender accelerates the payment of the Obligations during the first nine (9) months of the Term due to the occurrence of an Event of Default.

PAYMENT AND COLLECTION:  In order to satisfy Borrower’s payment of amounts due under the Revolving Loans and all fees, expenses and charges with respect thereto that are due and payable under this Note, the Agreement or any other Loan Document, Borrower hereby irrevocably authorizes Lender to initiate manual and automatic electronic (debit and credit) entries through the Automated Clearing House or other appropriate electronic payment system (“ACH”) to all deposit accounts maintained by Borrower, wherever located. At the request of Lender,  Borrower shall complete, execute and deliver to the institution set forth below (with a copy to the Lender) an ACH agreement, voided check, information and/or direction letter reasonably necessary to so instruct Borrower’s depository institution.  Borrower (i) shall maintain in all respects this ACH arrangement; (ii) shall not change depository institutions without Lender’s prior written consent, and if consent is received, shall immediately execute similar ACH instruction(s), and (iii) waive any and all claims for loss or damage arising out of debits or credits to/from the depository institution, whether made properly or in error.  Borrower has communicated with and instructed the institution set forth below:

Bank Name:	City National Bank
Address:	3424 Carson Street,
Torrance, CA 90503
ABA #:	122016066
Account #:	017236482
Phone:	310-264-2919
Fax:	310-264-2906
Reference:	Reed’s
Contact Person: Jackie Saidian

MAXIMUM RATE OF INTEREST:  It is intended that the rates of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Revolving Loans evidenced by this Note (the “Maximum Rate”), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lender, returned to Borrower.

PLACE OF PAYMENT:  All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of Lender at the address designated in the Agreement, or to such other place as Lender may from time to time direct by written notice to Borrower.

APPLICATION OF PAYMENTS:  All payments received hereunder shall be applied in accordance with the provisions of the Agreement.

PAYMENT AND COLLECTION:  All amounts payable hereunder are payable by check or wire transfer in immediately available funds to the account number specified by Lender, in lawful money of the United States.  At Lender’s option, Lender may charge the Borrower’s account for the interest accrued hereunder. Borrower agrees to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing the indebtedness evidenced hereby.

SECURITY:  This Note is issued pursuant to the Agreement and is secured by a pledge of the Collateral as described in the Loan Documents.  Notwithstanding the pledge of the Collateral described above, Borrower hereby acknowledges, admits and agrees that Borrower’s obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

DEFAULTS; REMEDIES:  Upon the happening of an Event of Default, the Lender shall have all of the rights and remedies set forth in the Agreement.

The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event.  The acceptance by Lender of any payment which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

WAIVERS:  Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

TERMINOLOGY:  Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note.

AGREEMENT:  Reference is made to the Agreement for provisions as to the Revolving Loans, rates of interest, Collateral, acceleration and release matters.  If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

APPLICABLE LAW:

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, THE LAWS OF WHICH BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS NOTE, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW THEREUNDER.  BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS NOTE.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW,

BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER.  BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

CONSENT TO JURISDICTION.

BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, LOS ANGELES COUNTY, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS WITH RESPECT THERETO.  IN ANY SUCH ACTION OR PROCEEDING,  BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH IN THE AGREEMENT OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THE AGREEMENT.  NOTWITHSTANDING THE FOREGOING,  BORROWER CONSENTS TO THE COMMENCEMENT BY LENDER OF ANY ACTION OR PROCEEDING IN ANY OTHER JURISDICTION TO ENFORCE ITS RIGHTS IN AND TO THE COLLATERAL AND WAIVES ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION OR PROCEEDING.
IN WITNESS WHEREOF, this Secured Revolving Loan Note has been duly executed and delivered by the undersigned as of the day and year first above written.

BORROWER:

REED’S, INC.

By:	/s/
Name
Title

Exhibit 3.2
to
Loan and Security Agreement

Fees

Borrower shall pay to Lender the following fees:

Annual Line Fee:

A non-refundable fee of Thirty Thousand Dollars ($30,000) per year (representing one percent (1%) per annum, computed on the basis of a 360 day year and the actual number of days elapsed, of the maximum Revolving Loan Commitment of $3,000,000) shall be due and payable on (i) the Closing Date and (ii) each subsequent anniversary of the Closing Date during the Term.

Unused Revolver Line Fee:

A monthly fee at the rate of one-half percent (0.5%) per annum (computed on the basis of a 360 day year and the actual number of days elapsed) on the average daily unused maximum Revolving Loan Commitment of $3,000,000 during such month, payable monthly in arrears on the first day of each month during the Term.

Loan Administration Fee and Funding Fee:

$500.00 per month, payable in arrears on the first day of each month during the Term.

Audit Fees:

$700 per person, per day, plus out-of-pocket expenses, for not more than two (2) audits during each 12-month period of the Term; provided, that no such limitation shall apply following the occurrence of an Event of Default.

Schedule 5.4(m)
To
Loan and Security Agreement
Banks and Financial Institutions

Wells Fargo Bank
FBO Reed’s Inc
Dept 8184
1200 West 7th Street, Suite T2-210
Los Angeles, Ca  90017-2349
Account No. 4121722698
Representative
DENISE SUDENGA
612-573-9539
denise.j.sudenga@wellsfargo

City National Bank
ACCT 017-236482     General
ACCT  017-236481     Credit Card
Attn:     Jackie Saidian
310-264-2919
3424 Carson Street, Torrance, CA  90503

First Capital
ACCT  4121722698
Attn:     John Neher
213.412.1566
700 South Flower Street, Suite 2325 | Los Angeles, California 90017

Schedule 5.4(n)
To
Loan and Security Agreement

●	Borrower’s Legal Name: Reed’s, Inc.

●	Borrower’s Jurisdiction of Organization: Delaware

●	Borrower’s Chief Executive Office and Other Offices:

Chief Executive Office:

13000 S. Spring Street
Los Angeles, CA 90061

Other Offices:

12930 S. Spring Street
Los Angeles, CA 90061

●	Describe any changes in name, jurisdiction of organization, chief office location or corporate structure undertaken by Borrower within the last five years: None.

●	List any security agreements entered into by third parties which currently bind Borrower as a grantor thereunder: None.

Schedule 8.21
To
Loan and Security Agreement
Changes since Balance Sheet Date of September 30, 2009

On October 1, 2009, 60,000 warrants were issued in connection with long-term financing obligation at exercise price of $1.20 for approximately five years.

On October 19, 2009, the Company executed an Asset Purchase Agreement with Sonoma Cider Mill, Inc., to acquire certain assets of the Sonoma Sparkler brand.  Since June 1, 2009, based on a non-binding letter of intent, the Company has been packing and selling the six Sonoma Sparkler brand products in anticipation of completion of this acquisition.  The assets purchased in this transaction include the intellectual property known as the Sonoma Sparkler label and formulas for six flavors currently on the market, customer lists and vendor contact information, assignable licenses and permits and existing inventory.  The aggregate purchase price under the Agreement is $252,000. Initial payments of $45,000 were made prior to the Agreement and the balance of $207,000 is payable in installments of $9,000 over 23 remaining months, continuing on the first of every month.

On October 8, 2009, the Company sold an aggregate of 364,189 units (“Units”) consisting of one share of our common stock (“Share”) and warrants to purchase shares of our common stock (“Warrants”)at a price of $1.80 per Unit pursuant to a public shelf registration on Form S-3.  The Warrants consist of  (i) Series A Warrants, for the purchase of a number of shares of common stock equal to 40% of a purchaser’s Shares, which have an initial exercise price of $2.25 per share and are exercisable for a period of five years commencing 183 days from the date of issuance, (ii) Series B Warrants, for the purchase of a number of shares of common stock equal to 50% of a purchaser’s Shares, which have an exercise price equal to $1.80 and are exercisable for 60 trading days commencing immediately, and (iii) Series C Warrants, for the purchase of a number of a shares of common stock equal to 20% of a purchaser’s Shares, which have an exercise price of $2.25 and are exercisable for five years commencing 183 days from the date of issuance.  The Series B Warrants and Series C Warrants were only issued to purchasers who purchase Units for an aggregate purchase price of at least $125,000.   The Company paid an 8% placement agent fee. The net proceeds to the Company from the shelf-take down, after deducting placement agent fees and estimated offering expenses, were approximately $563,000. At the closing, the Company issued 364,189 shares of common stock, Series A Warrants to purchase 145,676 shares of common stock, Series B Warrants to purchase 69,445 shares of common stock, and Series C Warrants to purchase 27,778 shares of common stock.

Schedule 8.22
To
Loan and Security Agreement
Intellectual Property

Proprietary Rights

We own trademarks that we consider material to our business. Three of our trademarks are registered trademarks in the U.S. Patent and Trademark Office: Virgil’s ®, Reed’s Original Ginger Brew All-Natural Jamaican Style Ginger Ale ® and Tianfu China Natural Soda ®. Registrations for trademarks in the United States will last indefinitely as long as we continue to use and police the trademarks and renew filings with the applicable governmental offices. We have not been challenged in our right to use any of our material trademarks in the United States.

We have one pending trademark registration application, including application[s] for registration of the China Cola mark, serial application number 77646445.

We utilize the following other unregistered marks in the conduct of our business: Sonoma Sparkler

In addition, we consider our finished product and concentrate formulae, which are not the subject of any patents, to be trade secrets.  Our brewing process is a trade secret.  This process can be used to brew flavors of beverages other than ginger ale and ginger beer, such as root beer, cream soda, cola, and other spice and fruit beverages.  We have not sought any patents on our brewing processes because we would be required to disclose our brewing process in patent applications.

We have registered, or have rights to utilize in the conduct of our business, the reedsinc.com and reedsgingerbrew.com domain names.

We generally use non-disclosure agreements with employees and distributors to protect our proprietary rights.

Government Regulation

The production, distribution and sale in the United States of many of our Company’s products are subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, federal, state and local workplace health and safety laws, various federal, state and local environmental protection laws and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. Outside the United States, the distribution and sale of our many products and related operations are also subject to numerous similar and other statutes and regulations.

All of our facilities and other operations in the United States are subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. Our policy is to comply with all such legal requirements.

Schedule 8.23
To
Loan and Security Agreement
Employee Matters

We have 37 full-time employees, as follows: three in general management, nine in sales and marketing support, six in admin and operations and 19 in production. We employ additional people on a part-time basis as needed.  We have never participated in a collective bargaining agreement. We believe that the relationship with our employees is good.

There are no written employment agreements with any of our officers or key employees In the event of a sale of Reed’s, Inc., should Mr. James Linesch’s employment terminate during the first 12 months after the sale, he will be entitled to three months severance.

Schedule 8.23
To
Loan and Security Agreement
Employee Matters

We have 32 full-time employees, as follows: three in general management, ten in sales and marketing support, five in admin and operations and 16 in production. We employ additional people on a part-time basis as needed.  We have never participated in a collective bargaining agreement. We believe that the relationship with our employees is good.